UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Pinterest, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual Meeting & Proxy Statement

Pinterest

Our mission

PUT
Pinners
FIRST

FOR
AIM
EXTRAORDINARY

CReATe
BELONGING

ACT
as
ONE

WIN
OR
Learn

Our core values

Our core values bring Pinterest to life

Because we aim to achieve our ambitious goal of inspiring the world, our everyday work is grounded in core values that reflect the beliefs and principles we cherish most. This includes doing right by our users, making big bets and taking smart risks, maintaining a high standard of excellence and innovation, collaborating closely, and creating a culture of belonging.

Letter from the CEO

Dear fellow stockholders:
We have continued to transform Pinterest over the last few years, and our 2025 results show the progress we’ve made and the scale of the opportunity ahead. In 2025, we delivered a record $4.2 billion in revenue, up 16% year‑over‑year. We also reached 619 million monthly active users, up 12% year over year. Users are at all‑time highs and overall engagement continues to grow. We’ve been able to achieve these results through strong product innovation with our unique and best-in-class AI-powered visual search capabilities.
Most importantly, people come to Pinterest with commercial intent, even when they don’t yet know the exact words, brands or products they want, and we help them move from inspiration to action. As we’ve scaled, we’ve also become a profitable company, ending 2025 with a net income margin of 10%, an Adjusted EBITDA margin of approximately 30%, net cash provided by operating activities of $1.28 billion and free cash flow of $1.25 billion(1).
With AI at the core of everything we do, Pinterest has become an AI‑powered visual search and shopping destination. We’ve launched new experiences such as Pinterest Assistant, our visual‑first collaborator, and we’ve made significant advancements to our performance advertising platform, helping brands reach customers and drive measurable results.
At the center of our progress is our mission: to bring everyone the inspiration to create a life they love. In a world where much of the internet is increasingly divisive, Pinterest continues to stand out as a positive destination where people come to discover, shop and take action on their ideas to make their real lives better. We believe this focus on positivity is a differentiator for users, advertisers and partners.
We remain focused on protecting the safety and wellbeing of our users, particularly young people, and have made deliberate choices to make Pinterest a positive online place. That’s why we’ve made Pinterest private‑only for users under 16 and turned off most social features for this group. In addition, we were among the first to support app‑store level age verification and have spoken out in favor of phone‑free schools.
Through the Pinterest Impact Fund, we’ve invested nearly $10 million in 2025 to organizations around the world that are working to advance youth mental health, emotional wellbeing and community resilience. Through our partnership with the Youth Mental Health Corps, we’ve helped expand peer mental health support programs in the U.S.
Looking ahead, this is a moment of extraordinary innovation at Pinterest and across our industry, one we have been building toward for several years. Our user and engagement trends reinforce that our product direction is working. We are confident that we’ll continue to create positive, inspirational experiences for users, and an AI-powered performance advertising platform for advertisers.
I am proud of the progress we have made in 2025 and excited about what comes next. I am grateful to our employees, users, advertisers, partners and stockholders for their continued support.
Sincerely,
Bill Ready
Chief Executive Officer

"In a world where much of the internet is increasingly divisive, Pinterest continues to stand out as a positive destination where people come to discover, shop, and take action on their ideas to make their real lives better."

(1) Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are non-GAAP financial measures. See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Pinterest 2026 Proxy Statement	1

Performance highlights

Pinterest is a visual search and discovery platform that helps people turn inspiration into action. People come to Pinterest to explore ideas tailored to their tastes, and to decide what to shop, make, wear, cook, and do next.

Over time, Pinterest has evolved into an AI-powered personalized shopping assistant. People use Pinterest to answer everyday questions and pursue their ambitions, starting their discovery journey and moving seamlessly to action. Whether they are planning dinner, refreshing a room, defining their personal style or starting a new project, our users turn to Pinterest with intent and to take action. Advertisers increasingly rely on Pinterest to drive performance advertising outcomes with one-click seamless handoffs.

We're proud to help more than 600 million people, who come to the platform every month to search and shop according to their tastes — all in a more positive place online.

2	Pinterest 2026 Proxy Statement

Performance highlights

Business and strategic highlights

Overview of 2025 results Our key financial and operating results as of and for the year ended December 31, 2025, are as follows:
	Monthly active users (in millions)	Revenue (in millions)

553
619
307
356
145
158
101
105
2024
2025
U.S. & Canada
Europe
Rest of World

$3,646
$169
$593
$2,884
$4,222
$224
$775
$3,173
2024
2025
U.S. & Canada
Europe
Rest of World

Revenue $4,222M Global Monthly active users (“MAUs”)(1) 619M Average revenue per user ("ARPU")(2) $7.21 Net income $417M Adjusted EBITDA(3) $1,270M

	Net income (4) (in millions)	Adjusted EBITDA (in millions)

(1)We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs does not include Shuffles users unless they would otherwise qualify as MAUs. We present MAUs based on the number of MAUs measured on the last day of the current period.
(2)We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by average MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur.
(3)We define Adjusted EBITDA, a non-GAAP measure, as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
(4)Net income for the year ended December 31, 2025 was $417 million, as compared to $1,862 million for the year ended December 31, 2024 primarily due to the release of our valuation allowance on our U.S. federal and state, excluding California, deferred tax assets during the fourth quarter of 2024.
Average revenue per user

$7.21
$0.83
$5.12
$30.84
$6.94
$0.59
$4.24
$29.15
2024
2025
U.S. & Canada
Europe
Rest of World

Pinterest 2026 Proxy Statement	3

Note about our websites and reports and forward-looking statements:
Website references are provided in this Proxy Statement for convenience only. The content of any referenced websites or reports, including any other websites or reports referenced or discussed in this Proxy Statement, are not deemed to be part of, nor incorporated by reference into, this Proxy Statement. We assume no liability for the content contained on the referenced websites.
This Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to substantial risks and uncertainties and are based on estimates and assumptions as of filing. All statements other than statements of historical facts included in the Proxy Statement, including statements about the company’s goals, progress or expectations with respect to corporate responsibility, sustainability, corporate governance, executive compensation and other matters, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “can,” “could,” “would,” “might,” “continue,” “intends,” “plans,” “targets,” “strategy,” “goals,” “objectives,” “forecasts,” “potential,” “anticipates,” or and similar expressions, or the negative of these terms, and similar expressions intended to identify forward-looking statements.
These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in this Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations” in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The inclusion of information related to our corporate responsibility efforts is not an indication that such topics are material to the company, our investors or other stakeholders, or required to be disclosed in our filings, in each case under SEC reporting or any other laws or requirements that may apply to us.

4	Pinterest 2026 Proxy Statement

Notice of annual meeting
of stockholders
You are cordially invited to attend the 2026 annual meeting of stockholders (“annual meeting”) on Thursday, May 21, 2026, at 8:00 a.m. Pacific Time, which we are holding exclusively online via live webcast at www.virtualshareholdermeeting.com/PINS2026. Whether or not you expect to attend the annual meeting, please vote, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you have voted by proxy, you may still vote at the annual meeting by following the instructions under “Voting and annual meeting information.”

Voting items
Date and Time
Thursday, May 21, 2026, at 8:00 a.m. Pacific Time
Location
www.virtualshareholder meeting.com/PINS2026
Who Can Vote
Stockholders as of March 27, 2026 are entitled to vote
How to Vote
Internet
www.proxyvote.com
Phone
1-800-690-6903 (if you have received a printed version of these proxy materials)
Mail
Complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the envelope provided

Proposals		Board Vote Recommendation	For Further Details

1
To elect the four Class I nominees for director named in the accompanying Proxy Statement to hold office until the 2029 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their office is otherwise vacated.
		“FOR” each director nominee	Page 10

2	To approve, on a non-binding advisory basis, the compensation of our named executive officers (“say-on-pay”).	“FOR”	Page 36

3	To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation (“say-on-frequency”).	“ONE YEAR”	Page 37

4	To ratify the audit and risk committee’s selection of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2026.	“FOR”	Page 65

We will also conduct any other business properly brought before the annual meeting.
These proposals, as well as instructions for accessing the virtual annual meeting, are more fully described in the accompanying Proxy Statement. The record date for the annual meeting is March 27, 2026. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof. We expect to begin mailing a notice of internet availability of proxy materials on or about April 8, 2026, to all stockholders of record entitled to vote at the annual meeting.
By Order of the Board of Directors
Wanji Walcott
Chief Legal & Business Affairs Officer and Corporate Secretary
San Francisco, California
April 8, 2026
Important notice regarding the availability of proxy materials for Pinterest’s 2026 annual meeting of stockholders: The notice, proxy statement and annual report are available at www.proxyvote.com.

Pinterest 2026 Proxy Statement	5

Proxy summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
2026 annual meeting of stockholders

Date and Time To Be Held Online at 8:00 a.m. Pacific Time on Thursday, May 21, 2026	Location www.virtualshareholdermeeting.com/PINS2026

This Proxy Statement is furnished in connection with the solicitation of your proxy by our board of directors (“board”) to vote at the 2026 annual meeting of stockholders (“annual meeting”), including at any adjournments or postponements of the annual meeting. This Proxy Statement contains information to be voted on at the annual meeting and certain other information required by Securities and Exchange Commission (“SEC”) rules. In accordance with SEC rules, we are making our proxy materials available at www.proxyvote.com with an option to request a printed set be mailed to you. We expect to begin mailing a notice of internet availability of proxy materials on or about April 8, 2026, to all stockholders of record entitled to vote at the annual meeting. This notice contains instructions for viewing the proxy materials and voting online and requesting a printed set of proxy materials.
You are cordially invited to attend the annual meeting on Thursday, May 21, 2026 at 8:00 a.m. Pacific Time, which we are holding exclusively online via live webcast at www.virtualshareholdermeeting.com/PINS2026. Whether or not you expect to attend the annual meeting, please vote, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you have voted by proxy, you may still vote at the virtual annual meeting by following the instructions under “Voting and annual meeting information”.

Agenda

Proposals		Board Vote Recommendation	For Further Details

1
To elect the four Class I nominees for director named in the accompanying Proxy Statement to hold office until the 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their office is otherwise vacated.
		“FOR” each director nominee	Page 10

2	To approve, on a non-binding advisory basis, the compensation of our named executive officers (“say-on-pay”).	“FOR”	Page 36

3	To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation (“say-on-frequency”).	“ONE YEAR”	Page 37

4	To ratify the audit and risk committee’s selection of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2026.	“FOR”	Page 65

6	Pinterest 2026 Proxy Statement

Proxy summary
Our board of directors
The following table provides summary information about each of our continuing directors, including the four nominees for election at the annual meeting.

Name	Principal Occupation	Age	Director Since	Independent	Committee Memberships
Chip Bergh	Former President & CEO, Levi Strauss & Co.	68	2024	Yes	Governance Committee (chair) Compensation Committee
Gokul Rajaram	Co-Founder and Partner, Marathon Management Partners	51	2020	Yes	Compensation Committee
Emily Reuter[1]	Chief Financial Officer, Instacart	42	2025	Yes	Audit Committee
Marc Steinberg	Partner, Elliott Investment Management L.P.	36	2022	Yes	Audit Committee
Leslie Kilgore	Former Chief Marketing Officer, Netflix	60	2019	Yes	Compensation Committee (chair)*
Bill Ready	Chief Executive Officer, Pinterest	46	2022	No	None
Benjamin Silbermann Non-Executive Chair	Co-Founder and non-Executive Chair, Pinterest	43	2008	No	None
Salaam Coleman Smith	Former EVP, ABC Family	56	2020	Yes	Audit Committee** Governance Committee***
Fredric Reynolds	Former EVP & CFO, CBS Corporation	75	2017	Yes	Audit Committee
Scott Schenkel	Chief Financial Officer, Expedia	58	2023	Yes	Audit Committee (chair)
Kecia Steelman[2]	President & CEO, Ulta Beauty	55	2026	Yes	Compensation Committee
Andrea Wishom Lead Independent Director	Former President, Skywalker Holdings	56	2020	Yes	Compensation Committee Governance Committee
*    Our talent development and compensation committee is referred to as “compensation committee” throughout this Proxy Statement.
**    Our audit and risk committee is referred to as “audit committee” throughout this Proxy Statement.
***    Our nominating and corporate governance committee is referred to as “governance committee” throughout this Proxy Statement.
(1)    Ms. Reuter joined the Board effective September 18, 2025.
(2)    Ms. Steelman joined the Board effective February 16, 2026.

Pinterest 2026 Proxy Statement	7

Proxy summary
Board snapshot
The following charts reflect the age, independence, tenure, gender and race/ethnicity of the members of our board continuing in office following the annual meeting, assuming the election of all nominees:

Age	Independence	Tenure	Gender	Race/Ethnicity

Skills and experience

	Chip Bergh	Leslie Kilgore	Gokul Rajaram	Bill Ready	Emily Reuter	Frederic Reynolds	Scott Schenkel	Ben Silbermann	Salaam Coleman Smith	Kecia Steelman	Marc Steinberg	Andrea Wishom
Governance	●	●	●	●		●	●		●	●	●	●
Management	●	●	●	●	●	●	●	●	●	●		●
Technology or Cybersecurity		●	●	●		●	●	●			●
Finance	●	●		●	●	●	●		●		●	●
Sales and marketing	●	●				●			●	●		●
Global companies	●	●	●	●	●	●	●	●	●	●		●
Media & content		●	●			●		●	●		●	●
E-commerce	●	●	●	●	●		●		●	●	●
Other public company board	●	●	●	●		●	●		●		●	●
Public company CEO	●			●			●	●		●
For more information about our board members, see page 11 of this Proxy Statement.

8	Pinterest 2026 Proxy Statement

Proxy summary
Corporate governance highlights
Our corporate governance practices are designed to promote the long-term interests of our stockholders, strengthen board and management accountability and foster responsible decision-making. The following table summarizes our corporate governance policies and practices.

   lead independent director
   board chair and CEO roles held by two different people
   fully independent board committees
   diverse board in terms of skills, independence, gender, race/ethnicity regular board refreshment with 4 new directors since 2023
    board service limited to no more than 5 public companies, including the Pinterest board annual self-evaluation of the full board and each committee regular review of board succession planning
    minimum stock ownership requirement
    director resignation policy
    director retirement expectation
    proxy access for qualifying stockholders
   stockholder engagement

For more information about our corporate governance practices, see page 25 of this Proxy Statement.
Executive compensation highlights
We endeavor to maintain sound governance standards through the administration of our executive compensation program. The following tables summarize our compensation governance policies and practices.

What we do
    fully independent compensation committee
    independent compensation consultant to the compensation committee annual review of the compensation program, best practices and market trends majority of executive compensation tied to stockholder value creation annual review of succession plans for key officers
    “double trigger” termination required for vesting in equity in connection with change in control annual stockholder non-binding advisory vote on our compensation program (say-on-pay)
    clawback policy in the event of a financial restatement or misconduct minimum stock ownership requirement

What we don’t do
pension and executive retirement plans significant perquisites to executive officers supplemental executive benefits “single trigger” vesting in equity upon change in control	employee or director hedging or pledging of our equity securities tax “gross-ups” on change in control payments dividends or equivalents on unvested equity awards

For more information about our executive compensation practices and policies, see page 38 of this Proxy Statement.

Pinterest 2026 Proxy Statement	9

Election of directors

Proposal 1 Election of directors

Our board is comprised of twelve members. In accordance with our amended and restated certificate of incorporation (our “certificate of incorporation”), our board is divided into three staggered classes of directors. At the annual meeting, four Class I directors will stand for election for a three-year term (through the 2029 annual meeting of stockholders). Each director’s term continues until the election and qualification of their respective successor or until their office is otherwise vacated.
Each of the nominees standing for election at the annual meeting currently serves as a director. Two of the four director nominees, Gokul Rajaram and Marc Steinberg, were most recently elected by our stockholders at the 2023 annual meeting of stockholders. In May 2024, our board appointed Chip Bergh as a Class I director upon the retirement of Jeffrey Jordan from the Board, and in September 2025, our board appointed Emily Reuter as a Class I director upon the retirement of Jeremy Levine from the Board. Mr. Bergh and Ms. Reuter were each recommended to the governance committee by a third-party search firm.
Upon recommendation by our governance committee, the board has nominated each of them for election for a term of three years (through the 2029 annual meeting of stockholders) and until their respective successors have been duly elected and qualified, or until their office is otherwise vacated.

The board recommends a vote FOR each director nominee

10	Pinterest 2026 Proxy Statement

Election of directors
Our board of directors
Board composition
Our continuing board is composed of a diverse group of individuals, with a broad range of backgrounds, experience and skills relevant to our company. We believe that this provides us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution. Many of the directors have senior leadership experience at major U.S. and international companies. In these positions, they have also gained experience in areas such as management, financial planning, public company governance, sales and marketing, media and content, e-commerce, cybersecurity and international business. Many of our directors have experience serving on boards and board committees of other public companies and have an understanding of corporate governance practices and trends and different business processes, challenges and strategies. Further, our directors also have other experience that makes them valuable members of the board, including experience in established or growing technology companies.

Age	Independence	Tenure	Gender	Race/Ethnicity

Pinterest 2026 Proxy Statement	11

Election of directors
Board experience and expertise
The following reflects the experience and expertise of the members of our board, assuming the election of all nominees:

Governance Governance experience supports our emphasis on strong board and management accountability, transparency, protection of stockholder interests and long-term value creation.	Management Leadership and management experience enables our board to provide advice, guidance and assess the performance of our own management and workforce.
Technology or Cybersecurity
Experience in the technology sector is valuable to effectively oversee and understand our product strategy, and expertise in cybersecurity/privacy matters helps our board oversee these risks.

Finance
Financial expertise provides our board with the financial acumen necessary to inform its oversight of our financial performance and reporting, internal controls and long-term strategic planning.

10 Directors	11 Directors	7 Directors	9 Directors

Sales & Marketing Experience in sales and marketing enables the directors to provide valuable advice and oversight over our ads business, sales and marketing activities and growth strategy.	Global Experience leading large, global companies and teams helps the directors to advise us on our international growth and expansion.	Media & Content Experience in the media industry and/or with content focused companies enables directors to meaningfully oversee long term strategy on content.	E-commerce Experience with e-commerce supports us in developing and strengthening the shopping initiatives on our platform.

6 Directors	11 Directors	7 Directors	9 Directors

Other Public Company Board Experience on other public company boards helps directors understand the operations of a public company and the applicable legal and regulatory risks.	Public Company CEO Experience as a public company CEO and familiarity with public company dynamics helps our management team with strategy, performance, prioritization and leadership.

9 Directors	5 Directors

12	Pinterest 2026 Proxy Statement

Election of directors
Class I director nominees for election at the 2026 annual meeting of stockholders

Chip Bergh Former President & Chief Executive Officer, Levi Strauss & Co. Director since 2024

Chip Bergh has been a Senior Lecturer at Harvard Business School since July 2024. Prior to this, he served as President and Chief Executive Officer and Director of Levi Strauss & Co., a global apparel company, from 2011 to 2024. Prior to joining Levi Strauss & Co., Mr. Bergh spent 28 years at Procter & Gamble (P&G) in roles of increasing scope and complexity in brand management, general management and executive leadership. In addition to his current public company boards, Mr. Bergh previously served on the boards of VF Corporation and the Economic Development Board of Singapore.

Our committees
•Governance Committee (chair)
•Compensation Committee (member)
Other current public boards
•HP, Inc. (non-executive chair and member of the HR and compensation committee and the nominating, governance and social responsibility committee)
•e.l.f. Beauty, Inc.
•lululemon athletica inc.
Education
•Bachelor of Arts in International Affairs, Lafayette College, Pennsylvania
Relevant experience
Extensive leadership experience as a former public company CEO as well as global, sales, marketing, e-commerce experience, and serving on public company boards

Pinterest 2026 Proxy Statement	13

Election of directors

Gokul Rajaram Co-Founder and Partner of Marathon Management Partners Director since 2020

Gokul Rajaram invests in and advises technology companies. He is Co-Founder of Marathon Management Partners, an investment firm, and has served as Partner since January 2025. Previously, Mr. Rajaram served in various leadership roles at DoorDash, a food ordering service, from 2019 to 2024, most recently as Corporate Development and Strategy Lead. Previously, from 2013 to 2019, Mr. Rajaram served on the executive team of Block, Inc. (previously named Square, Inc.) and led several product development teams, most recently as the lead for Caviar, a food delivery service. Prior to Block, Inc., Mr. Rajaram served as Product Director of Ads at Meta, Inc. (previously named Facebook, Inc.), a social media company. Prior to that, Mr. Rajaram was Product Management Director for Google AdSense, an online advertising product. Mr. Rajaram also serves on a few late-stage private company boards and previously served on the board of The Trade Desk, Inc., a public company.

Our committees
•Compensation Committee (member)
Other current public boards
•Coinbase Global Inc. (chair of nominating and governance committee and member of compensation committee)
Education
•Master of Computer Science, University of Texas
•Master of Business Administration, The Massachusetts Institute of Technology
•Bachelor of Computer Science, Indian Institute of Technology, Kanpur
Relevant experience
Extensive experience with product development and as an officer and director of technology companies, including public companies

14	Pinterest 2026 Proxy Statement

Election of directors

Emily Reuter Chief Financial Officer, Instacart Director since 2025

Emily Reuter has served as the Chief Financial Officer of Maplebear Inc. (doing business as Instacart), a technology, marketplace platform specializing in online grocery delivery, since 2024. Prior to Instacart, Ms. Reuter spent nearly 10 years at Uber Technologies, Inc., a global technology company, in several senior finance and operation roles, including Vice President and Head of Corporate Finance and as Chief Financial Officer of Uber’s Mobility (Rides) business segment.

Our committees
•Audit Committee (member)
Other current public boards
•None
Education
•Master of Business Administration, Stanford University Graduate School of Business
•Bachelor of Arts, Yale University
Relevant experience
Extensive experience with financial planning and executive leadership at technology companies

Marc Steinberg Partner, Elliott Investment Management L.P. Director since 2022

Marc Steinberg is a Partner at Elliott Investment Management L.P., an investment management firm. He is responsible for public and private equity investments across a range of industries, including the technology, media and telecommunications sectors. In addition to his public company boards, Mr. Steinberg currently serves on the board of directors of several private companies, including Nielsen, a global leader in audience insights, data and analytics, and Syneos Health, a fully integrated biopharmaceutical solutions organization. Prior to joining Elliott in 2015, Mr. Steinberg worked at investment bank Centerview Partners. Mr. Steinberg continues to serve on our board pursuant to the investment agreement entered into by and among the company, Elliott Associates, L.P., and Elliott International L.P. in March 2026. A description and copy of the investment agreement is available on the Form 8-K filed with the SEC on March 3, 2026.

Our committees
•Audit Committee (member)
Other current public boards
•Honeywell International, Inc. (member of audit committee)
•Etsy, Inc. (member of audit committee)
Education
•Bachelor of Arts in Economics, Harvard College
Relevant experience
Strong experience in financial management and industry expertise as a strategic advisor to technology companies

Pinterest 2026 Proxy Statement	15

Election of directors

Class II directors continuing in office until the 2027
annual meeting of stockholders

Fredric Reynolds Former Executive Vice President and Chief Financial Officer, CBS Corporation Director since 2017

Fredric Reynolds served as Executive Vice President and Chief Financial Officer of CBS Corporation, a mass media company, from 2006 to 2009. From 2001 to 2005, he served as President and Chief Executive Officer of Viacom Television Stations Group and as Executive Vice President and Chief Financial Officer of Viacom Inc. from 2000 to 2001. He also served as Executive Vice President and Chief Financial Officer of Westinghouse Electric Corporation, a predecessor of CBS Corporation. Prior to that, Mr. Reynolds held several positions at PepsiCo, a food and beverage corporation, for twelve years, including Chief Financial Officer or Financial Officer at Pizza Hut, Pepsi-Cola International, Kentucky Fried Chicken Worldwide and Frito-Lay. Mr. Reynolds served on the board of directors of MGM Holdings Inc. from 2010 to 2022 and Mondelez International, Inc. (formerly Kraft Foods) from 2007 to 2022.

Our committees
•Audit Committee (member)
Other current public boards
•RTX Corporation (formerly Raytheon Technologies) (lead director, member of governance and public policy committee and human capital and compensation committee)
Education
•Bachelor in Business Administration, University of Miami
•Certified Public Accountant
Relevant experience
Extensive financial, leadership and media expertise, management experience in a broad range of companies and service on the board of public companies

16	Pinterest 2026 Proxy Statement

Election of directors

Scott Schenkel Chief Financial Officer, Expedia Group Inc. Director since 2023

Scott Schenkel has served as the Chief Financial Officer for Expedia Group, Inc., an online travel company, since December 2024. Prior to joining Expedia, Mr. Schenkel served as the Interim CEO and as a director of eBay Inc., a multinational e-commerce company, from September 2019 through April 2020 and its Senior Vice President and Chief Financial Officer, leading finance, analytics and information technology, as well as eBay’s Classifieds business unit from 2015 to 2019. Prior to the eBay CFO role, Mr. Schenkel spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, where he was responsible for overseeing finance, analytics, strategy and innovation across the business. He joined eBay in 2007 as Vice President of Global Financial Planning and Analytics.
Prior to eBay, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of financial leadership roles. Mr. Schenkel's last role at GE was the Chief Financial Officer of GE Healthcare Clinical Systems, a global healthcare equipment and clinical information technology solutions provider.
Mr. Schenkel previously served on the board of NetApp, a public company, and Forter, a private company.

Our committees
•Audit Committee (chair)
Other current public boards
•None
Education
•Bachelor of Science in Finance, Virginia Polytechnic Institute and State University's Pamplin College of Business
Relevant experience
Extensive financial, leadership and industry expertise, management experience in a broad range of companies and service on the board of public companies

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Election of directors

Kecia Steelman President and Chief Executive Officer, Ulta Beauty, Inc. Director since 2026

Kecia Steelman has served as President and Chief Executive Officer of Ulta Beauty, Inc., a specialized beauty products retailer, since 2025. Prior to becoming CEO at Ulta Beauty, Ms. Steelman served in roles of increasing responsibility and executive leadership at the company . Prior to joining Ulta Beauty, she held senior leadership positions at Family Dollar, including serving as Group Vice President and Vice President of Project Implementation & Operations, and at Home Depot. Ms. Steelman brings deep experience and knowledge in consumer-centered businesses. In addition to her public-company board service, Ms. Steelman also serves on the boards of the Bay Club Company (a private company), the Retail Industry Leaders Association, the Alder Planetarium and the Breast Cancer Research Foundation.

Our committees
•Compensation Committee (member)
Other current public boards
•Ulta Beauty, Inc.
Education
•Bachelor of Business Management, Kennedy Western University
Relevant experience
Extensive C-suite level experience in consumer retail and operations

18	Pinterest 2026 Proxy Statement

Election of directors

Andrea Wishom Former President, Skywalker Holdings LLC Director since 2020; Lead Independent Director

Andrea Wishom served as President of Skywalker Holdings, LLC, a multi-billion dollar diversified private holding company and family office, from 2017 to 2026. She oversaw over a billion dollars in assets for various business units, human resources, finance, and all philanthropic and creative aspects for the company. Before joining Skywalker, Ms. Wishom spent over 20 years at Harpo Productions, an American multimedia production company. At Harpo Productions she held various production, programming, development and executive roles for The Oprah Winfrey Show, Harpo Studios and OWN: The Oprah Winfrey Network. most recently serving as the Executive Vice President. Ms. Wishom previously served on the board of directors of Nextdoor Holdings, Inc. from 2021 to 2023. She currently serves on the board of directors of several private companies, including Tory Burch LLC and Inflection AI.

Our committees
•Compensation Committee (member)
•Governance Committee (member)
Other current public boards
•None
Education
•Bachelor of Arts in English, University of California, Berkeley
Relevant experience
Extensive experience in media industry and C-suite-level management experience

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Election of directors
Class III directors continuing in office until the 2028
annual meeting of stockholders

Leslie Kilgore Former Chief Marketing Officer, Netflix, Inc. Director since 2019

Leslie Kilgore served as Chief Marketing Officer of Netflix, Inc., an online entertainment service, from 2000 to 2012. From 1999 to 2000, she served as Director of Marketing of Amazon.com, Inc., an online retail company. Ms. Kilgore held various positions, including Brand Manager, at The Procter & Gamble Company, a manufacturer and marketer of consumer products, from 1992 to 1999. In addition to her public company boards, she serves on the board of directors of Discord Inc. She previously served on the board of directors of Nextdoor Holdings, Inc. from 2021 to 2023, Medallia, Inc. from 2015 to 2021, and LinkedIn Corp. from 2010 to 2016.

Our committees
•Compensation Committee (chair)
Other current public boards
•Netflix, Inc. (chair of compensation committee)
Education
•Master of Business Administration, Stanford University Graduate School of Business
•Bachelor of Science, Wharton School of Business at the University of Pennsylvania
Relevant experience
Extensive experience as a marketing executive with internet retailers and consumer product companies and experience as a board member of public and private companies

20	Pinterest 2026 Proxy Statement

Election of directors

Bill Ready CEO, Pinterest Director since 2022

Bill Ready has served as the Chief Executive Officer and a Director of Pinterest since 2022.
Prior to Pinterest, Mr. Ready served as the president of commerce, payments & next billion users at Alphabet, Inc. (Google), a technology company, from January 2020 until June 2022.
Prior to Google, as a serial entrepreneur, Mr. Ready spent decades building and scaling some of the world’s most impactful technology platforms. Mr. Ready served as president of iPay Technologies from 2008 to 2011. From August 2011 to December 2013, he was the chief executive officer of Braintree, a mobile and web payment systems company. After Braintree acquired Venmo, Mr. Ready served simultaneously as CEO of Venmo and Braintree. After PayPal acquired Braintree in December 2013, he continued to lead Braintree operations while in various roles at PayPal. Mr. Ready then served as PayPal's senior vice president, global head, product & engineering from July 2015 to September 2016, before becoming PayPal’s executive vice president and chief operating officer from October 2016 through July 2019. Mr. Ready continued as executive vice president through December 2019 during the transition until he departed PayPal for Google.
Previously, Mr. Ready was executive in residence at Accel Partners, a leading Silicon Valley venture capital and growth equity firm, worked as a strategy consultant for McKinsey & Company, where he advised leading financial technology companies and served as a member of the board of directors of Automatic Data Processing, Inc. In addition to his public company boards, Mr. Ready is currently a senior advisor and limited partner of Silversmith Capital Partners.

Our committees
•None
Other current public boards
•Williams Sonoma, Inc. (member of audit and finance committee and compensation committee)
•Visa, Inc. (member of finance committee and nominating and corporate governance committee)
Education
•Master of Business Administration, Harvard Business School
•Bachelor of Science in Information Systems and Finance, University of Louisville
Relevant experience
Extensive experience as a C-suite-level officer and director of various technology companies

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Election of directors

Benjamin Silbermann Co-Founder, Pinterest Director since 2008; Non-Executive Chair

Benjamin Silbermann is a Co-Founder and non-Executive Chair of Pinterest. He previously served as our Chief Executive Officer from 2008 and as President from 2012 until June 2022. Prior to co-founding Pinterest, Mr. Silbermann worked at Alphabet Inc., a technology company, from 2006 to 2008. He currently serves on the board of The How We Feel Project, a nonprofit organization.

Our committees
•None
Other current public boards
•None
Education
•Bachelor of Arts in Political Science, Yale University
Relevant experience
Deep knowledge and understanding of our company, strategy and business as our former President and CEO and experience with product development

Salaam Coleman Smith Former EVP, The Walt Disney’s ABC Television Group Director since 2020

Salaam Coleman Smith served as Executive Vice President at The Walt Disney’s ABC Television Group, a multinational broadcast television group from 2014 to 2016, overseeing Strategy and Programming for ABC Family. Prior to joining The Walt Disney Company, Ms. Smith worked at Comcast NBCUniversal, a multinational media company, since 2003, where she served as President of Style Network from 2008 to 2013. Prior to joining Comcast NBCUniversal, Ms. Smith worked at Viacom Inc., a multinational mass media conglomerate, for nearly ten years where she served as a senior executive within MTV Networks International Division and helped oversee Nickelodeon’s global expansion in Europe, Asia, and Latin America. Ms. Smith has served as a board member for several non-profit organizations, including Women in Cable Telecommunications and Dress For Success. She previously served on the boards of Gap, Inc., a public company, and Scopely, a private online gaming company.

Our committees
•Audit Committee (member)
•Governance Committee (member)
Other current public boards
•None
Education
•Bachelor of Science in Industrial Engineering, Stanford University
Relevant experience
Strong expertise in global media, multi-platform content, brand development, strategic planning, financial management, consumer-centric insights and C-level management

22	Pinterest 2026 Proxy Statement

Election of directors
Director selection and recruitment
The governance committee is responsible for, among other things, overseeing succession planning for directors and ensuring that we have a qualified board to oversee management’s execution of the company’s strategy and safeguard the long-term interests of stockholders. In this regard, the governance committee is charged with identifying, evaluating and recommending potential director candidates.

1 Identify
•In identifying potential candidates for board membership, the governance committee considers recommendations from directors, stockholders, management and others, including, from time to time, executive search firms to assist it in locating qualified candidates.
•The governance committee does not distinguish between nominees recommended by stockholders and other nominee recommendations.

2 Evaluate
•Once potential director candidates are identified, the governance committee, with the assistance of management, undertakes an extensive vetting process that considers each candidate’s background, experience, qualifications, independence and fit with the board’s priorities.
•As part of this vetting process, the governance committee, as well as other members of the board and the CEO, conduct a series of interviews with the candidates.

3 Recommend
•If the governance committee determines that a potential candidate meets the needs of the board and the company and has the desired qualifications and experiences, it recommends the candidate’s nomination or appointment to the full board for consideration.

The governance committee strives to maintain an engaged, independent board with broad and diverse perspective, experience and judgment that is committed to representing the long-term interests of our stockholders. The governance committee considers a wide range of factors when selecting and recruiting director candidates, including achieving:
•an experienced and qualified board. The governance committee seeks directors with a record of accomplishment in their chosen fields that are relevant to our company and its industry.
•diversity. The governance committee seeks candidates representing a diversity of occupational and personal backgrounds, knowledge, skills, qualifications and viewpoints so that the board provides effective oversight of the management of the company. The governance committee reviews the board’s effectiveness in balancing these considerations when assessing the composition of the board.
•board refreshment. We believe that Pinterest benefits from fostering a mix of experienced directors with a deep understanding of the company and its industry and those who bring fresh perspectives. We regularly refresh our board and have added four new directors over the past three years.
•ideal board size. The board currently has twelve directors and three classes of directors. The board believes this size works well as it provides a sufficient number of directors to achieve an appropriate mix of experience and meet its oversight responsibilities while promoting accountability and efficiency.
•a board with strong personal attributes. We believe that all of our directors should possess the following personal attributes: high integrity and good judgment, absence of legal or regulatory impediments, independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the board and its committees, and willingness to assume broad, fiduciary responsibilities on behalf of all stockholders. As part of its annual assessment of board composition in connection with the director nomination process, the governance committee considers whether each candidate is in compliance with the limits on other public company board service contained in our Corporate Governance Guidelines.

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Election of directors
Stockholder recommendations of director candidates
The governance committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to the Corporate Secretary at the company’s address listed on page 70 of this Proxy Statement and including all information that our amended and restated bylaws (our “bylaws”) require for director nominations.
Stockholder proxy access right
We have adopted proxy access. Our bylaws permit stockholders (either individually or in a group of up to 20 stockholders) that have owned 3% or more of Pinterest’s outstanding shares continuously for at least three years to submit director nominees (the greater of two directors or up to 20% of our board) for inclusion in our proxy materials. For additional information, see “Stockholder proposals for the 2027 annual meeting of stockholders.”
Director independence
At least a majority of our board members, including all members of our audit, compensation and governance committees, are required to be independent under New York Stock Exchange (“NYSE”) listing rules. The board, with the assistance of the governance committee, considers all relevant facts and circumstances when making its independence determinations. A substantial majority of our board—ten out of twelve directors—is independent.
The board has affirmatively determined that Mr. Bergh, Ms. Kilgore, Mr. Rajaram, Ms. Reuter, Mr. Reynolds, Mr. Schenkel Ms. Smith, Ms. Steelman, Mr. Steinberg and Ms. Wishom do not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities as a director and each of these directors is “independent” as that term is defined under the listing standards of the NYSE. The board also determined that Jeremy Levine, who served as a director until September 18, 2025, was independent during the time that he served as a director. In making these determinations, the board considered the current and prior relationships that each of these directors has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director (and any investor with which they are affiliated) and the transactions involving them. The board also took into account that Pinterest from time to time engages in business in the ordinary course with entities where our directors are employed, serve on the board or otherwise provide services to such entities.

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Corporate governance
Board structure and role
Our board is currently comprised of twelve directors and is divided into three classes, with each class having a three-year term.
Board leadership structure
The board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the company, and the directors annually elect the chair of the board. Currently, the roles of board chair and CEO are separate. Since 2022, Bill Ready has served as our CEO, and Benjamin Silbermann has served as our chair. We believe the board continues to benefit from Mr. Silbermann’s deep understanding of our business and culture, as well as his leadership in shaping and driving the company’s strategic priorities and business plans.
Our corporate governance guidelines provide that if the chair is not otherwise independent, the independent directors will select one of our independent directors to serve as our lead independent director. Andrea Wishom currently serves as our lead independent director. We have structured the lead independent director role in a manner that we believe reinforces the independence of the board and continues to best serve the long-term interests of our stockholders. A summary of the roles and responsibilities of the board chair and lead independent director is provided below.

Benjamin Silbermann Non-Executive Chair	Andrea Wishom Lead Independent Director

Primary responsibilities
•presiding over meetings of the board;
•advising and supporting the CEO and senior management on the company’s long-term strategy-planning and capability-building;
•approving the agenda for board meetings in consultation with the lead independent director and the CEO;
•consulting with the lead independent director on the annual board evaluation, at the direction of the governance committee;
•being involved in the maintenance of key strategic relationships and stakeholder communications, as appropriate;
•consulting with the governance committee, as needed, in connection with the committee’s evaluation and recommendation of candidates for election to the board; and
•being available to the CEO and the board to assume additional responsibilities, as may be requested from time to time.

Primary responsibilities
•serving as liaison between the CEO, non-executive chair and the independent directors
•presiding over meetings of the board at which the non-executive chair is not present, including executive sessions of our independent directors;
•approving the agenda for board meetings in consultation with the CEO and non-executive chair;
•ensuring the board receives adequate and timely information;
•providing feedback to the CEO regarding his performance;
•conducting the annual board evaluation in consultation with the non-executive chair, at the direction of the governance committee;
•being available for consultations and communications with major stockholders upon request;
•calling special meetings of the board and stockholders; and
•calling executive sessions of the independent directors.

The board believes that its selection of the current leadership structure is not impacted by the board’s risk oversight function and the board is effective in overseeing risk, as described in the “Board’s role in risk oversight” section below, under a variety of leadership frameworks.

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Corporate governance
Board committees
Our board has established three standing committees—an audit committee, a compensation committee and a governance committee. The composition and responsibilities of each are described below.
The board has determined that each member of each committee is independent and meets the NYSE and SEC independence standards for serving on such committee, as applicable. The board also has determined that, in accordance with the SEC and NYSE rules, each member of the audit committee is financially literate and each of Mr. Schenkel, Ms. Reuter and Mr. Reynolds is an audit committee financial expert. Members serve on these committees until their resignation or until otherwise determined by the board. The board has adopted written charters for each of the audit committee, compensation committee and governance committee which are available at https://investor.pinterestinc.com/ governance/governance-documents. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The board may establish other committees as it deems necessary or appropriate from time to time.

Audit and risk committee Current members: Scott Schenkel (chair) Emily Reuter Fredric Reynolds Salaam Coleman Smith Marc Steinberg Number of meetings held in 2025: 11
The audit committee is primarily responsible for:
•overseeing the company’s financial and accounting reporting processes, including internal controls over financial reporting and the internal audit function;
•reviewing the company's annual audit results, annual audited financial statements and quarterly financial statements;
•overseeing the company's relationship with its independent auditors, including appointing or changing the company’s auditors and assessing their independence, qualification and performance;
•overseeing significant financial matters, including tax planning, treasury policies, financial risk exposure, dividends and share issuances and repurchases; and
•overseeing the company’s enterprise risk management program and compliance with applicable legal and regulatory requirements as well as overseeing risk programs in areas such as information security, data protection and privacy.

Talent development and compensation committee Current members: Leslie Kilgore (chair) Chip Bergh Gokul Rajaram Kecia Steelman Andrea Wishom Number of meetings held in 2025: 5
The compensation committee is primarily responsible for:
•overseeing the compensation of the company’s directors and employees;
•establishing, reviewing and administering the compensation of our executive officers;
•administering the company’s equity-based plans and certain other compensation plans;
•overseeing the management of risks for succession planning, compensation and other talent-related risk exposures;
•evaluating the post service arrangements and benefits of our executive officers, including the CEO;
•overseeing the implementation and administration of our compensation recoupment or clawback policy;
•reviewing the operation and structure of the company’s compensation program; and
•evaluating the company’s programs and practices relating to talent and leadership development and management, including matters relating to the attraction, development and retention of a talented workforce with a broad range of experiences and backgrounds.

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Corporate governance

Nominating and corporate governance committee Current members: Chip Bergh (chair) Salaam Coleman Smith Andrea Wishom Number of meetings held in 2025: 4
The governance committee is responsible for:
•evaluating the size, composition, organization and governance of the board and its committees;
•assisting the board in identifying and evaluating candidates qualified to be appointed as a board member;
•developing, updating and recommending to the board the corporate governance guidelines applicable to the company;
•recommending potential candidates to the board for its approval to propose such candidates to the stockholders for election to the board;
•reviewing and recommending to the board the independence determinations of the directors as well as recommending to the board the composition of each committee;
•reviewing the company’s impact reporting, strategy, goals, and significant initiatives; and
•reviewing the performance and annual self-evaluation of the board and each of its committees.

Board’s role
The board is elected to oversee management and safeguard stockholders’ long-term interests. A key function of the board is reviewing, approving (where appropriate) and actively monitoring management’s execution of the company’s long-term strategic goals. The board actively engages on Pinterest matters throughout the year, including at quarterly board meetings and regular meetings of each committee, where they receive updates from key management personnel. The board and committees also have meetings as needed in between their regular meetings. Directors also regularly engage with and provide counsel to management through informal calls and meetings.
The primary responsibilities of the board include:

  reviewing and overseeing the company’s strategic direction and objectives overseeing the company’s legal and regulatory compliance
  succession planning for the CEO and key executives
  monitoring the company’s accounting and financial reporting practices and controls overseeing the company’s risk exposure
  evaluating the board’s composition, performance and effectiveness overseeing the company’s talent development and management establishing the compensation of our directors and executives

Board’s role in strategy
Our board recognizes the importance of ensuring that our overall business strategy is designed to create long-term, sustainable value for our stockholders. Our board has an oversight role in helping management formulate, plan and implement our company’s strategy. The board has a robust annual strategic planning process that includes developing and reviewing elements of our business, strategic and financial plans with our executive leadership team. The board gets updates on the company’s strategy progress and challenges, as well as related risks, throughout the year.

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Corporate governance
Board’s role in risk oversight
Our board is responsible for overseeing how we manage risk at Pinterest. This is carried out both at the full board level and through each of the standing committees.
Through our enterprise risk assessment (“ERA”) process, we maintain a defined approach to assessing and managing risks and circumstances that could impact our ability to achieve strategic objectives. We refresh our ERA process annually, using the previous year’s ERA results as a baseline, researching potential emerging risks and interviewing relevant stakeholders to gather perspectives on the company’s top enterprise risks. These insights help direct ongoing risk management conversations with management and the board, including expanding management awareness and oversight on newly identified risks.

Board of directors
The full board is responsible for monitoring and assessing strategic risk exposure, including determining the nature and level of risk appropriate for the company, and the committees are responsible for monitoring and assessing risks inherent in their respective oversight functions as follows:

Audit committee
oversees our enterprise risk management program and significant financial risk exposures and certain legal, regulatory and operational risk exposures, including with respect to disclosure controls and procedures, information security/cybersecurity, data protection and privacy.

Compensation committee
oversees significant compensation and other talent-related risk exposures, including risks and exposures associated with leadership assessment, management succession planning, executive compensation programs and arrangements and talent and leadership development and management, including matters relating to the attraction, development and retention of a talented workforce with a broad range of experiences and backgrounds.
Governance committee oversees significant governance risk exposures, including with respect to corporate governance, impact matters, board effectiveness and board succession planning.

Management Management meets periodically with the board and each committee to review risk oversight matters and periodically provides reports to them on these matters.

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Corporate governance
Board engagement
Attendance at board and committee meetings
We encourage all our directors to attend and actively participate in all meetings of the board and any committees on which they serve. In 2025, the board held 8 meetings, and each director attended 75% or more of the aggregate number of meetings of the board and of the committees on which they served during the year. Directors are also encouraged to attend the annual stockholders’ meetings. All directors then serving on the board attended the 2025 annual stockholders’ meeting.
Director orientation and education
New directors participate in an orientation program, which generally addresses the company’s strategic plans, significant risk exposures and compliance programs (including our Code of Business Conduct & Ethics and other applicable policies). The directors and the company are committed to providing all directors with an orientation and adequate and consistent continuing education.
Board evaluation
The lead independent director and the governance committee oversee the performance and annual self-evaluation process for the board and each standing committee. They conduct interviews of each board member for their observations and suggestions on the effectiveness of the board. The governance committee chair and lead independent director, along with any applicable consultants, discuss results with the board and may make recommendations to the chair of the board on any changes as they deem necessary.
Impact
Our mission is to give people the inspiration to create a life they love. We have ongoing efforts to address social and environmental priorities underpinned by strong corporate governance to further our mission and help deliver sustainable long-term value to our stockholders. We are working to be a positive force for good across our business, with a particular focus on four main areas: people, product, planet and governance.
In August 2025, we released our latest Impact Report, which is available on our investor relations website under “Impact.” We also regularly post company initiatives and information at https://investor.pinterestinc.com.
Below we describe highlights of our on-going impact efforts.

People
Our employees make Pinterest the success that it is. We are committed to meeting their real-world needs and championing emotional wellbeing so they can bring their best selves to work.
Benefits that meet real-world needs. PinFlex is our flexible work model designed to enable us to meet the needs of the business while empowering our employees to work from a Pinterest office or a virtual location for work that can be performed anywhere within their country of employment. Pinflex may look different from team to team – and that’s by design, grounded in our commitment to flexibility that enables productivity, quality, and business growth. Through our Global30 program, eligible employees can work outside their country for up to thirty calendar days.
We strive to give all employees choices that are best for their careers and their lives with a comprehensive suite of medical, dental, disability and mental health benefits. For example, we offer new parents at least 20 weeks of leave globally.
Employee wellbeing. We offer our employees access to mental health and wellbeing resources, including services like Lyra and Calm. In addition, to promote financial wellbeing, we also offer programs like financial planning and investment services. Our employee resource groups, which we call Pinclusion groups and are open to all of our employees, continue to create community, provide resources and host inspiring events to support our employees’ wellbeing. One of our Pinclusion Groups, Pinable, uniquely creates space for colleagues to connect on mental health topics and activities. It activates peer-

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Corporate governance
to-peer support through monthly healthy hours (open forums and guided discussions) and group meditations. Last year, we provided a new leadership development experience for our Pinclusion group leads. During this experience, they joined fellow leaders, senior executives, groundbreaking researchers and world-renowned speakers for a two-day summit focused on the intersection of wellness, psychology and courageous leadership.
Building an inclusive workplace. We are committed to creating a workplace where everyone feels a sense of belonging and has a fair and equal opportunity to contribute, grow and lead. Our recruiting and hiring strategies are aligned to this goal. We seek to attract qualified candidates from a wide variety of career backgrounds, industries, geographies and experiences during our hiring process, including at the leadership level, holistically through a merit-based process.
While it is every employee’s responsibility to make Pinterest an inclusive workplace, it is also the responsibility of our management and the board. We seek inclusion and belonging (“I&B”) at the highest level in our organization. As described in this Proxy Statement, our board as well as our leadership team has a broad range of backgrounds, skills, expertise and experience relevant to our company. Our compensation committee oversees our I&B strategy, and management regularly updates the compensation committee on our I&B objectives and any relevant broader industry trends and observations.
Caring for communities. Pinterest aims to have a positive and inspiring impact on the communities we serve. That ranges from emergency and disaster response efforts through employee volunteer service and donation matching contributions, to our corporate grantmaking and partnerships. In 2025, employees logged more than 6,700 volunteer hours and raised $1.8 million, including funds matched by Pinterest.
Through the Pinterest Impact Fund, we have invested $40 million to date in nonprofit organizations around the world that are working to advance youth mental health, emotional wellbeing and community resilience.
In 2025, we built off our work to keep young people safe online and extend that impact offline by partnering with federal, state, and local leaders to help address the youth mental health crisis. We continued our first public‑private partnership into Year 2 of the Youth Mental Health Corps, expanding this national service opportunity for young people serving as youth mental health navigators in schools and community-based organizations to 11 states. Through our partnership with the International Society for Technology in Education, we also helped school districts across the country embed student‑centered digital citizenship into everyday teaching and learning. Lastly, our investment in the Hidden Healing Fund equipped 11 community organizations in the US & UK with financial and capacity support in fostering youth healing, resilience, and self-expression through creative arts and community-building experiences. Additionally, we remained committed to our leadership role as the founding signatory of the Inspired Internet Pledge, exceeding our 2025 commitments and launching multiple new initiatives. Our commitments may be found at https://inspiredinternet.org/signatory/pinterest/.

Product
We are intentional in our efforts to create a positive, welcoming, and inspiring corner of the internet.
A positive corner of the internet. Delivering a positive platform starts with proactive content guidelines that prioritize user safety and wellbeing. Community guidelines govern what is not allowed on Pinterest. They are designed to nurture a positive, welcoming and—above all—inspiring corner of the internet. Comprehensive Advertising Guidelines make it clear what can be promoted on our platform. We work hard to keep these guidelines up-to-date and strive to take action against violating content.
These comprehensive community and advertising guidelines are regularly re-evaluated and updated to address the latest issues and developments online.
Whether it is enhancing teen safety or creating a more inclusive online experience, we are deliberate about improving our platform through policy decisions and product developments. Examples of our longstanding commitment to delivering a positive platform include product updates that are designed to protect our users, including the launch of private profiles as well as features that give users more control over their followers, improved options for collaborating only with people they know, and the ability for parents to easily opt in and out of a parental passcodes for teens.
A place of inclusion. Building a positive corner of the internet means building for everyone. This is why we rolled out body type ranges, our innovative tool which gives users the choice to self-select what body types are featured in their search results for women’s fashion and wedding ideas, in the US, Canada, UK, Ireland, Germany, France, Australia, and New

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Corporate governance
Zealand in 2024. The tool is powered by Pinterest’s patent-pending innovation, body type technology, which uses shape, size and form to identify various body types in over 5.4 billion images on the platform.
Responsible AI efforts. At Pinterest, we believe that AI, when developed with positive intent and responsibility, can be a powerful tool in helping people create lives they love. AI underpins the positive, visual, and actionable experiences we strive to deliver, fueling new avenues for creativity and inspiration. We are committed to advancing AI innovation while prioritizing caution and safety, raising the bar on trust, wellbeing, and inclusivity. Our goal is to make Pinterest one of the internet’s safest, most positive, and welcoming online platforms.
True leadership in our industry means making user wellbeing central to how we measure success, and taking real responsibility for the safety of our products. At Pinterest, we see it as our responsibility to intentionally design and tune our AI to enhance wellbeing rather than simply capture attention.
Prioritizing data privacy. We want to give people easy-to-access information on how their data is used by maintaining a clear, regularly updated online privacy policy. Our information security team oversees all data and business security areas, including: enterprise security, product security, security operations, infrastructure security, intrusion detection and response, and governance, risk and compliance. Additionally, we emphasize the shared responsibility of our workforce to support ongoing product and company security. This is communicated during employee onboarding, and every year after, with employees required to complete periodic security awareness and compliance training.

Planet
When it comes to protecting the planet, we believe everyone has a role to play. At Pinterest, we’re committed to inspiring action—across our platform, within our operations and throughout communities—starting with reducing our own greenhouse gas emissions.
Reducing our emissions. We’re making progress against our three validated science-based targets. These include reductions across our Scope 1, 2 and 3 emissions in addition to maintaining our active annual sourcing of renewable electricity at 100% through 2030. We look forward to sharing progress against our near-term emissions reduction targets in our forthcoming 2026 Impact Report.
Partnering for Earth. Addressing climate change requires global, cross-industry collaboration. It is why we maintain memberships with organizations that support a shared responsibility for realizing a healthier planet. It is also why we collaborate with our cloud computing partner to better understand our indirect carbon footprint and their goals for measuring and reducing the impact of the data centers they operate. PinPlanet, our employee resource group whose mission is to create a sustainable future for all, engages hundreds of employees across our global locations throughout the year. During Earth Month, employees received fresh farmers market produce, attended training on greenwashing and media decarbonization, joined virtual climate trivia games, and more.

Governance
It is not just what we do that matters but how we do it. Good corporate governance drives accountability, transparency and decision-making that strengthens stakeholder confidence. Our board oversees and reviews the company’s strategic direction and objectives, considering (among other things) risk profile and exposure and key stakeholder relationships. Three standing board committees have distinct responsibilities, including impact-specific responsibilities. The governance committee is responsible for reviewing our impact strategy, goals, initiatives and reporting on impact matters. Our management regularly updates the committee on impact matters. In addition, the compensation committee is responsible for overseeing our I&B objectives. Our corporate governance practices are further described throughout this Proxy Statement.
We maintain various publicly available company policies, including a Code of Business Conduct & Ethics that outlines the ethical, lawful conduct we expect from everyone at Pinterest. A Supplier Code of Conduct establishes expectations for suppliers working with Pinterest.
Every new hire must complete Ethics & Code of Conduct training and confirm they have read the code. Periodic communications and refresher trainings on this and related topics support our ongoing efforts to enhance employee understanding of these expectations.

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Corporate governance
Other governance practices
Corporate governance guidelines
The board has adopted corporate governance guidelines, which you can find on our website (https://investor.pinterestinc.com/governance/governance-documents), that we believe reflect the board’s commitment to governance practices that enhance corporate responsibility and accountability. The board annually reviews these guidelines, along with the charters for the board’s standing committees (the audit committee, compensation committee and governance committee), so that our policies and programs continue to reflect good corporate governance practices.
Code of ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, employees and contractors, including our CEO, CFO and other executive officers and all persons performing similar functions. A copy of that code is available on our website (https://investor.pinterestinc.com/governance/governance-documents). We intend to disclose on our website any future amendments to, or material waivers from, the code to the extent applicable to our executive officers or directors and as required by law.
Insider Trading Policy
We have adopted insider trading policies and procedures applicable to the purchase, sale and other transactions in Pinterest securities by our directors, officers, employees and other covered parties as well as the company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards of the NYSE. Our Insider Trading Policy, among other things, (i) prohibits our employees and related persons and entities from trading in securities of Pinterest and certain other companies while in possession of material, non-public information, (ii) prohibits our employees from disclosing material, non-public information of Pinterest to others who may trade on the basis of that information, and (iii) requires our employees to transact in Pinterest securities only during an open window period, subject to limited exceptions.
No compensation committee interlocks or insider participation
None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.
Communications with the board and stockholder engagement
We have a process by which stockholders and any other interested parties may directly communicate with the board or any of its directors, including the non-executive chair, lead independent director and independent directors as a group. Those who wish to communicate with the board or any of its directors may do so by sending written communications addressed to the Corporate Secretary at the company’s address which can be found on page 70 of this Proxy Statement. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the information about your share ownership. The company will initially receive and process communications before forwarding them to the addressee. Certain items that are unrelated to the duties and responsibilities of the board will not be forwarded. Such items include, but are not limited to: spam, junk mail and mass mailings, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening, or illegal or similarly unsuitable items will not be forwarded.
We value hearing from our stockholders. We believe that effective corporate governance includes regular, transparent and constructive communication with our stockholders to understand your perspectives and priorities. Throughout the year, members of our investor relations team and our management meet with our stockholders from time to time to address their questions and concerns about our business and the company. In 2025, we had productive dialogues on a

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Corporate governance
number of topics of interest to our stockholders, including company strategy, products and innovation, impact matters and other issues. We also periodically update our board on investor feedback.

Director compensation
The compensation committee regularly reviews and assesses the form and amount of compensation payable to our independent directors and, with the assistance of an independent compensation consultant, recommends any appropriate adjustments to the full board for approval. In February 2025, the compensation committee reviewed the Non-Employee Director Compensation Policy with its independent compensation consultant and, in order to better align with market compensation, approved increases in the annual retainer for the chair of the Governance Committee (from $12,000 to $15,000) and for each governance committee member (from $6,000 to $7,500). Following the compensation committee’s recommendation, the board also approved these increases. No other changes were made to our director compensation program. We also reimburse our independent directors for reasonable out-of-pocket travel expenses in connection with attending board and committee meetings. In addition, we also reimburse board members for fees related to education opportunities since we think that is integral to their duties and performance.
Pursuant to our Non-Employee Director Compensation Policy, below is a summary of our non-employee director compensation program for 2025. Mr. Ready does not receive compensation for his services as a director.

Cash compensation ($)(1)
Annual retainer		50,000
Additional annual retainer for non-Executive Chair		40,000
Additional annual retainer for lead independent director		75,000
Additional annual retainers for committee service	Chair	Member
Audit Committee	26,000	13,000
Compensation Committee	20,000	10,000
Governance Committee	15,000	7,500
Equity compensation ($)(2)
Initial grant of RSUs(3)		400,000
Annual grant of RSUs(4)		260,000
(1)Paid in quarterly installments on a prospective basis, pro-rated for directors whose service commences during the year.
(2)Amounts represent the approximate grant date fair value of RSUs that will be settled in shares of Class A common stock. All awards granted pursuant to the Non-Employee Director Compensation Policy vest, in addition to the schedules below, upon a change in control of the company.
(3)Award vests, subject to the director’s continued service, in equal annual installments on the first three anniversaries of the director’s commencement of service.
(4)Award vests, subject to the director’s continued service, in full on the earlier of the first anniversary of the grant date or the day prior to the company’s next annual meeting.
In February 2026, the compensation committee reviewed the Non-Employee Director Compensation Policy with its independent compensation consultant and, in order to better align with median market compensation, approved increases in the (i) annual grant date value of RSUs from $260,000 to $270,000 and (ii) annual retainer for the Chair of the Audit Committee from $26,000 to $30,000 and members of the Audit Committee from $13,000 to $15,000.
Stock ownership guidelines for non-employee directors
We maintain stock ownership guidelines pursuant to which non-employee directors are required to own Pinterest stock with a value equal to at least five times the amount of the annual cash retainer described above. Unvested RSUs held by a director are not counted as shares when determining the number of shares owned. Under the guidelines, directors must comply with this requirement within five years of the date they join the board. If any director does not meet the stock

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Director compensation
ownership requirement within this time frame, then they must retain 50% of the “net profit shares” resulting from the vesting of equity awards until they reach the applicable ownership requirement. As of the date hereof, all of our non-employee directors have met or are on track to meet the ownership requirement within the required timeframe.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2025.
2025 Director compensation table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Andrea Wishom	135,000	259,993	—	394,993
Benjamin Silbermann	90,000	259,993	—	349,993
Emily Reuter (3)	18,123	399,990	—	418,113
Chip Bergh	73,538	259,993	—	333,531
Fredric G. Reynolds	63,000	259,993	—	322,993
Gokul Rajaram	60,000	259,993	—	319,993
Jeremy Levine (4)	58,908	259,993	—	318,901
Leslie Kilgore	70,000	259,993	—	329,993
Marc Steinberg	63,000	259,993	—	322,993
Salaam Coleman Smith	70,267	259,993	—	330,260
Scott Schenkel	76,000	259,993	—	335,993
(1)Reported amounts represent the aggregate grant date fair value of RSUs granted during 2025, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See “Notes to consolidated financial statements” included in our 2025 annual report on Form 10-K for the assumptions used in calculating the grant date fair value. These amounts do not reflect the actual economic value that may be realized from such awards.
(2)As of December 31, 2025, Ms. Wishom, Ms. Kilgore, Ms. Smith, Mr. Silbermann, Mr. Reynolds, Mr. Rajaram and, Mr. Steinberg had 8,414 RSUs outstanding; Mr. Bergh had 14,667 RSUs outstanding; Mr. Schenkel had 13,601 RSUs outstanding; and Ms. Reuter had 11,019 RSUs outstanding.
(3)Ms. Reuter was appointed to the board as a Class I director on September 19, 2025.
(4)Mr. Levine resigned from the board effective September 18, 2025. Accordingly, his service as a director ended on September 18, 2025. As of December 31, 2025, Mr. Levine had no outstanding equity awards.

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Executive officers
The following table sets forth information for our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by and serve at the discretion of the board, and each holds office until their successor is duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Bill Ready*	46	Chief Executive Officer
Julia Brau Donnelly	43	Chief Financial Officer
Matthew Madrigal	50	Chief Technology Officer
Wanji Walcott	55	Chief Legal & Business Affairs Officer and Corporate Secretary
*    See “Our Board of Directors” for Mr. Ready’s background.
Julia Brau Donnelly has served as our Chief Financial Officer since June 2023. Prior to joining Pinterest, she served as Vice President, Global Head of Finance and Accounting at Wayfair Inc., an e-commerce platform, overseeing accounting, financial operations, and strategic corporate finance from September 2019 to June 2023. Before taking this role she served as Head of Corporate Finance from August 2017 to September 2019, and Director of Strategic Finance and Investor Relations from March 2016 to August 2017. Prior to joining Wayfair, Ms. Donnelly was a private equity investor in technology and media companies at Thomas H. Lee Partners in Boston and served on the board of directors at Agencyport Software and iHeartMedia. Ms. Donnelly holds a Master’s degree in Business Administration from Harvard Business School and a Bachelor’s degree in Economics from Stanford University.
Matthew Madrigal has served as our Chief Technology Officer since September 2024, where he leads the company’s product and platform direction, overseeing the product and engineering teams that build our user experiences and the machine learning systems that power them. Prior to joining Pinterest, he served as the Vice President and General Manager of Merchant Shopping at Alphabet, Inc. (Google), a technology company, from 2020 to 2024, where he led the product and engineering teams that build Google Shopping’s tools, partner integrations, and infrastructure to help businesses and merchants grow and thrive. From 2014 to 2020, Mr. Madrigal was the Chief Technology and Product Officer at Fanatics, Inc., a sports e-commerce platform, where he played a key role in shaping the mobile strategy, while expanding product development and data capabilities driving significant revenue and customer growth. Prior to that, Mr. Madrigal spent nearly four years at Williams-Sonoma, Inc. in leadership roles, most recently as the SVP of eCommerce & Marketing. Prior to that, he spent more than eight years leading product and engineering for eBay’s growth marketing and onsite advertising technology platforms. Mr. Madrigal also serves on the board of Tapestry, Inc., a public company. Mr. Madrigal holds a Bachelor’s degree from the University of California, Berkeley.
Wanji Walcott has served as our Chief Legal & Business Affairs Officer and Corporate Secretary since November 2022. Prior to joining Pinterest, she served as Executive Vice President, Chief Legal Officer at Discover Financial Services, a financial services company, from July 2019 to October 2022, where she was responsible for overseeing legal, compliance, regulatory and government relations. Prior to Discover, Ms. Walcott served as Senior Vice President and General Counsel at PayPal Holdings, Inc., an internet-based payment system company, where she led the company’s global legal organization from February 2017 to July 2019. Prior to that, she served as Vice President, Product Legal from November 2015 to February 2017. From 2002 to 2015, she held multiple leadership roles at American Express, where she last served as Senior Vice President, Managing Counsel. She also serves on the board of various non-profit organizations, including the Economic Club of Chicago, the Botanic Garden of Chicago, the Minority Corporate Counsel Association and The Fredrick Gunn School. Ms. Walcott holds a Bachelor’s degree in Philosophy from Howard University and a Juris Doctor from the Howard University School of Law.

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Executive compensation

Proposal 2 Non-binding advisory vote on our named executive officers’ compensation

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing our stockholders with the opportunity to express their view, on a non-binding advisory basis, on the compensation of our named executive officers (commonly known as a “say-on-pay” vote).
This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the 2025 compensation of our named executive officers. Our compensation committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board and our compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions. We currently conduct annual say-on-pay votes and, subject to the outcome of Proposal 3, expect to conduct the next say-on-pay vote at our 2027 annual meeting of stockholders.

The board recommends a vote FOR the approval, on a non-binding advisory basis, of our named executive officers’ compensation

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Executive compensation

Proposal 3 Non-binding advisory vote on the frequency of future advisory votes to approve our named executive officers’ compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to express their view, on a non-binding advisory basis, regarding how often we should provide our stockholders an opportunity to vote, on an advisory basis, on the compensation of our named executive officers (commonly known as a say-on-pay vote). Stockholders may specify whether they prefer such votes to occur every one year, two years or three years, or they may abstain from voting. The board recommends that the company hold a say-on-pay vote every year.
As an advisory vote, the result is not binding on the board. However, the board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority vote in accordance with our bylaws. Notwithstanding the board’s recommendation and the outcome of the stockholder vote, the board may in the future decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The next say-on-frequency vote will occur at the 2032 annual meeting of stockholders.

The board recommends a vote to hold say-on-pay votes every ONE YEAR

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Executive compensation
Compensation discussion and analysis
This Compensation Discussion and Analysis describes the compensation program for our chief executive officer, our chief financial officer, and our two other current executive officers, and one former executive officer (commonly referred to as “named executive officers” or “NEOs”). For 2025, our NEOs were:

Bill Ready	Chief Executive Officer (our “CEO”)
Julia Brau Donnelly	Chief Financial Officer (our “CFO”)
Malik Ducard	Chief Content Officer, former executive officer
Matthew Madrigal	Chief Technology Officer
Wanji Walcott	Chief Legal & Business Affairs Officer and Corporate Secretary
While Mr. Ducard continues to serve as our Chief Content Officer, in February 2026, the board determined that his role no longer met the threshold to qualify him as an executive officer.
Executive compensation program highlights
Our multi-year journey to enhance the alignment between executive pay and company performance, initiated in 2024, remains a core focus of our executive compensation strategy. This transformation reflects feedback from our stockholders, who encouraged us to more strongly link incentive compensation opportunities to performance metrics, as well as our ongoing commitment to adopt pay programs that drive long-term performance and strengthen retention and motivation across our leadership team.
Progress since 2024:
•2024: We launched the first phase of our transformation by introducing PSUs (performance stock units) into our CEO’s equity mix—awarding 60% of Mr. Ready’s 2024 equity as PSUs tied to relative total shareholder return (“rTSR”) vesting over two years (ending in 2026), and 40% as RSUs. We also implemented a one-year performance-based bonus program for all NEOs that paid out based on our performance against key company financial metrics.
•2025: Building on this foundation, we maintained a similar equity mix for the CEO but lengthened his PSU performance period to three years (2025–2027). For our other NEOs, 2025 equity awards were designed to support our transition to lengthened vesting periods and introduction of PSUs for all NEOs. As further detailed below, these awards included a mix of annual refresh and one-time transitional awards, delivered in a mix of PSUs with a two-year performance period (2026–2027) as well as RSUs. We also transitioned to an annual cash bonus program for all NEOs.
•2026: All NEOs were granted PSUs with a three-year performance period (2026 - 2028) as well as RSUs with back-loaded vesting over the third year following grant, marking achievement of our program design evolution and target equity mix for this group.
Our changes are intended to further reinforce pay-for-performance alignment and foster the long-term success of Pinterest. We remain committed to evolving our executive compensation program in response to market trends, business needs, and input from our stockholders, providing continued alignment between leadership rewards and the value we deliver to our stockholders.

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Executive compensation
Evolution of Our Incentive Program Design

Fiscal 2024		Fiscal 2025		Fiscal 2026

Bonus
CEO & Other NEOs		CEO & Other NEOs		CEO & Other NEOs
Introduced as 1-year cliff vest PSUs		Moved to delivery in cash		Maintained cash delivery

Equity Mix
CEO	Other NEOs	CEO	Other NEOs	CEO	Other NEOs

Performance-Based Equity
CEO	Other NEOs	CEO	Other NEOs	CEO	Other NEOs
Introduced PSUs with 2-year performance period	None	Increased to 3-year performance period	Introduced PSUs with 2-year performance period	3-year performance period	Increased to 3-year performance period

Time-Based Refresh Equity
CEO	Other NEOs	CEO	Other NEOs	CEO	Other NEOs
2-year vesting	2-year vesting	Increased to 3-year vesting	2-year vesting	3-year vesting	Increased to 3-year vesting

One-Time Awards
Other NEOs
Bridge Awards to address gap in vesting for 2027

Overlay Awards support risk/reward profile shift due to PSU introduction

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Executive compensation
Compensation philosophy

Philosophy
Our executive compensation program is a crucial driver of success, designed to attract, incentivize, and retain talented leaders essential for competing in a highly competitive environment. By aligning our short-term and long-term incentive compensation with both company objectives and stockholder interests, we promote a long-term focus that motivates and rewards our senior executive team for achieving near-term objectives and creating lasting value. We believe this approach equips and inspires our executives to expand our business and fulfill our strategic goals, thereby aligning their accomplishments with our overall performance goals and company values.

Objectives
Our executive compensation program is guided by these objectives:
•drive achievement of Pinterest’s long-term mission;
•motivate team collaboration (company first, individual function second);
•attract and retain top talent by compensating competitively based on the executive’s value and performance; and
•align the interests of our executives with those of our stockholders.

Our Intended Value Approach
For each NEO, our compensation committee establishes an intended total annual compensation level, which includes a target intended annual equity value. These values are established initially upon hire and reviewed each year for adjustment taking into consideration relevant factors, including changes to role or responsibility, role criticality and individual performance. As we have lengthened the equity grant time horizon of our “boxcar” annual equity awards, which largely avoid overlapping vesting periods and do not layer or stack on top of prior year grants, the period over which this intended value is at risk and subject to appreciation or depreciation relative to our stock price performance has also lengthened. For example, fiscal 2026 equity grants are sized relative to the intended target value to be delivered in 2028. The amount each NEO ultimately realizes will be dependent on our stock price performance over 2026 and 2027, as the award vests on a quarterly pro rata basis over one year.

Our Box Car Equity Structure’s Impact on 2025 Awards
Our annual boxcar equity refresh grants largely avoid overlapping or stacking vesting periods. As we have evolved our compensation program in line with stockholders’ feedback, our equity grant horizon has extended, with grants now made years in advance of vesting to better align our equity awards’ performance and vesting horizons with our focus on long-term performance. In addition, the introduction of PSU awards for all executives during 2025 altered the risk-reward profile of our equity program. Accordingly, because of the non-overlapping nature of boxcar equity awards, these changes necessitated transitional awards during 2025. The chart below outlines the 2025 equity awards granted to all NEOs other than our CEO:
•Annual refresh boxcar equity awards, which consisted of RSUs (weighted 85%) and PSUs (weighted 15%) that vest quarterly in 2026.
•Bridge equity awards, which used the same RSU and PSU mix (85%/15%) as our annual awards. These awards address the gap in equity vesting that would have otherwise occurred in 2027 due to the lengthened year-three vesting period used for our fiscal 2026 annual refresh boxcar equity awards. Accordingly, the RSUs vest quarterly in 2027, and the

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Executive compensation
PSUs cliff vest to the extent earned upon conclusion of the two-year performance period (January 1, 2026–December 31, 2027).
•Overlay equity awards, delivered in RSUs, to support the altered risk-reward profile of our program as we shift from a 100% RSU-based program to the 85% RSU weighting introduced in 2025.
In addition to these awards, Mr. Madrigal received a supplemental award based on the compensation committee’s determination to increase his go-forward intended target annual equity value. As outlined above, our CEO received only annual refresh boxcar equity awards in fiscal 2025, with 60% of the target value awarded as PSUs and 40% awarded as RSUs.

	2024	2025	2026	2027	2028

Refresh Vesting Extension Resulted In No 2027 Vesting

FY24 Refresh - RSUs (100%)
	2-year vesting			No Scheduled Vesting
FY25 Refresh - RSUs (100%)
		2-year vesting
FY26 Refresh - RSUs (85%)*
			3-year vesting
FY26 Refresh - PSUs (15%)*
			3-year vesting

2025 Transitional Awards Addressed The Vesting Gap

FY25 Overlay - RSUs (100%)
		Vests in the first 3 quarters of 2027
FY25 Bridge - RSUs (85%)
			Vests quarterly in 2027
FY25 Bridge - PSUs (15%)
		Vests at the end of the performance period

* Fiscal 2026 refresh awards represent post-fiscal year end compensation decisions that will be reported in next year’s compensation tables.

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Executive compensation
Compensation governance
We endeavor to maintain sound governance standards through the administration of our executive compensation program. The following table summarizes our compensation governance policies and practices.

What we do
    fully independent compensation committee
    independent compensation consultant to the compensation committee annual review of the compensation program, best practices and market trends majority of executive compensation tied to stock value
   annual review of succession plans for key executive officers

    “double trigger” termination required for equity vesting in connection with change in control annual stockholder non-binding advisory vote on our compensation program (say-on-pay)
    clawback policy in the event of a financial restatement or misconduct minimum stock ownership requirement

What we don’t do
pension and executive retirement plans significant perquisites to executive officers supplemental executive benefits “single trigger” equity vesting upon change in control	employee and director hedging and pledging of our securities tax “gross-ups” on change in control payments dividends or equivalents on unvested equity awards

The compensation committee, in consultation with its external compensation consultant, will continue to assess and update our executive compensation program so that it best supports our long-term mission and growth.

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Executive compensation
Compensation-setting process
Roles and responsibilities

Role of our compensation committee
•The compensation committee performs the responsibilities of our board relating to the compensation of our non-employee directors and employees, including our executive officers.
•The compensation committee has overall responsibility for reviewing our compensation philosophy and strategy, overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO as well as our other executive officers.
•The compensation committee may form and delegate authority to subcommittees and may delegate authority to its chair or one or more designated members of the committee.
•The compensation committee also oversees management of risks for succession planning and compensation; and evaluates the company’s programs and practices relating to talent and leadership development and management, including matters relating to the attraction, development and retention of a talented workforce with a broad range of experiences and backgrounds.
•The compensation committee operates pursuant to a written charter, which is available on our website (see page 71 of this Proxy Statement).

Role of our chief executive officer
•In discharging its responsibilities, the compensation committee works with members of our management, including our CEO.
•Management assists the compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters.
•The compensation committee solicits and reviews our CEO’s recommendations with respect to adjustments to base salaries, long-term equity incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation) and considers his recommendations as one of the factors in determining compensation.
•Our CEO recuses himself from all discussions and recommendations regarding his own compensation and is not present when his compensation is discussed.

Role of our compensation committee's consultant
•Pursuant to its charter, the compensation committee has the authority to retain the services of external compensation advisors, as it determines in its sole discretion, including compensation consultants and legal, accounting, and other advisors.
•The compensation committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the compensation committee or the chair of the committee.
•The compensation committee continued to engage Compensia, Inc. (“Compensia”) as its executive compensation consultant after evaluating that firm’s independence pursuant to applicable SEC and NYSE rules and determining that Compensia’s work did not give rise to any conflict of interest.
•Compensia did not provide any services to us other than advice and support with respect to non-employee director, executive and other employee compensation, including: the levels of overall compensation and each element of compensation for our executives; peer group evaluation, selection and data collection; market trends for executive and director compensation; equity compensation; a risk assessment of our compensation programs; and input on this Compensation Discussion and Analysis.

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Executive compensation
The compensation committee reviews our executive compensation program annually to assess whether it continues to be aligned with our compensation philosophy and program objectives as described above. The compensation committee updates the program as needed and also evaluates and establishes target total direct compensation opportunities for each of our NEOs.
Factors considered in decision-making
The compensation committee’s decision-making for our NEOs’ compensation is guided by the factors listed below. The compensation committee does not weigh these factors in any predetermined manner, and no single factor is determinative in selecting compensation elements and setting compensation levels. Members of the compensation committee apply their business judgment and consider this information in light of their experience and knowledge of the company, the competitive market and factors individual to each NEO. The factors that the compensation committee considers include:
•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by the compensation committee and our board;
•each of our NEO’s responsibilities, qualifications, knowledge, skills and experience;
•each NEO’s marketability based on their unique attributes, as well as on a relative basis to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys, as applicable;
•the performance of each of our NEOs, based on a qualitative assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, ability to collaborate across the company, demonstration of leadership behaviors consistent with our values, and potential to contribute to our long-term financial, operational and strategic objectives;
•an analysis of competitive market data (as described below);
•the unrealized value and other terms of the outstanding unvested equity awards held by each of our NEOs to provide appropriate retentive value for each individual;
•feedback from investors on our executive compensation program, including through the say-on-pay vote; and
•the recommendations of our CEO with respect to the compensation of our other NEOs.
Say-on-pay vote
In setting the form and amount of compensation for our NEOs, the compensation committee also considers the voting results from our most recent say-on-pay vote as well as specific input provided by stockholders throughout the year. At our 2025 annual stockholders’ meeting, a substantial majority of our stockholders expressed support for our executive compensation program, with 97% of the votes cast in favor of our NEOs’ compensation. Notwithstanding this support, the compensation committee determined to continue implementing changes to our executive compensation program in 2025 to further the pay and performance alignment as discussed in “Executive compensation program highlights” above.
Competitive positioning
The compensation committee reviews our compensation peer group at least annually and adjusts its composition as warranted, taking into account changes in our business and that of the companies in our peer group, as well as changes in our executives.
For purposes of comparing our executive compensation against the competitive market and to inform compensation levels and practices, in August 2024 the compensation committee developed a peer group for 2025 compensation decision-making in consultation with its external compensation consultant. In developing the peer group, the compensation committee used the following primary criteria to identify companies with business and talent profiles similar to us:
•U.S. publicly traded companies, mainly headquartered in the San Francisco Bay Area;
•in internet and software-related industries;
•with revenue generally between 0.33x to 6.0x Pinterest’s trailing 12-month revenue as of June 21, 2024, which was $3.2 billion and which we believe is appropriate based on our high market capitalization relative to revenue; and

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•with market capitalization from 0.25x to 4.0x Pinterest’s 30-trading day average market capitalization, which was $29.0 billion at the time.
For 2025, the compensation peer group consisted of the following companies:

Airbnb, Inc.*	Match Group, Inc.	Zoom Video Communications, Inc.
AppLovin Corporation*	Reddit, Inc.*
Block, Inc.	Roblox Corporation
Coinbase Global, Inc.	Roku, Inc.*
DoorDash, Inc.	Shopify Inc.*
eBay Inc.	Snap Inc.
Electronic Arts Inc.	SoFi Technologies, Inc.
Etsy, Inc.	Spotify Technology SA
Expedia Group, Inc.	The Trade Desk, Inc.
Maplebear Inc. (dba Instacart)*	Zillow Group, Inc.

*Based on the factors described above, the companies marked with an asterisk were added to the peer group for 2025.
Arista Networks, Inc., Autodesk, Inc., Crowdstrike Holdings, Inc., DocuSign, Inc., Dropbox, Inc., Okta, Inc., Palo Alto Networks Inc., Splunk Inc., Tripadvisor, Inc., Twilio Inc., Uber Technologies, Inc., Workday, Inc., and Yelp Inc. were removed from the peer group to focus on peers that are more closely aligned with our financial criteria and have a consumer-facing, advertising revenue model.
The above compensation peer group for 2025 was approved by the compensation committee in August 2024, with input from the compensation committee’s external compensation consultant.
As described above, the market data serves as a point of reference to aid in understanding the competitive market for executive positions in our industry and is one of many factors considered in the compensation committee’s decision-making. The compensation committee does not specifically target compensation for our NEOs at a certain percentile of compensation data for other individuals with similar roles at the peer companies. In addition to publicly available compensation data, the committee may also review compensation survey data for the peer group and broader groups for supplemental, secondary reference.
Elements of our executive compensation program
Our executive compensation program consists of the following primary elements:
•base salary;
•short-term incentive compensation in the form of a performance-based cash award; and
•long-term incentive compensation in the form of equity awards.
In addition, our NEOs are eligible to participate in the standard benefit plans offered to our other employees and are eligible for post-employment compensation in certain situations as described below. We generally do not provide our NEOs with perquisites or other personal benefits and do not have any defined benefit pension, supplemental executive retirement or non-qualified deferred compensation plans. Our NEOs are eligible to participate in our 401(k) matching contributions program on the same basis as our other employees.
Base salaries
Consistent with our compensation philosophy and focus on long-term value creation, base salaries are not a major portion of the target total direct compensation for our NEOs. The compensation committee annually reviews the base salaries of our NEOs and makes adjustments when appropriate based on market data and other relevant factors. In 2023, the compensation committee determined a standard base salary amount for all NEOs.

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Executive compensation
For 2025, the base salaries for our NEOs were adjusted to $625,000 from $600,000 following the compensation committee’s annual market review. The table below sets forth the base salaries for each of our NEOs as of December 31, 2025.

Named Executive Officer	Base Salary ($)
Bill Ready	625,000
Julia Brau Donnelly	625,000
Malik Ducard	625,000
Matthew Madrigal	625,000
Wanji Walcott	625,000
Short-term incentive compensation
In 2025, the compensation committee launched an annual bonus plan that provides variable cash incentives for our NEOs, connecting incentive compensation to key company financial metrics. At the start of the fiscal year, the compensation committee set the performance criteria and target levels for the 2025 bonus plan, determining the target annual incentive compensation opportunity for each participant as a percentage of their annual base salary. In establishing the target levels, the compensation committee generally considers the factors described above in the section titled “Compensation-setting process.”
The table below shows the target annual cash bonus opportunity for each NEO for 2025:

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary	Target Bonus Value ($)
Bill Ready	100%	625,000
Julia Brau Donnelly	80%	500,000
Malik Ducard	80%	500,000
Matthew Madrigal	80%	500,000
Wanji Walcott	80%	500,000
Company performance measures
In February 2025, the compensation committee selected revenue and adjusted EBITDA (each weighted 50%) as the financial metrics for the 2025 bonus plan as they represent key performance measures they believed were necessary to drive the successful execution of our 2025 annual budget plan. For the purposes of the bonus plan, “adjusted EBITDA” is a non-GAAP measure defined as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance.
Funding methodology
The threshold, target and maximum performance goals for each metric and the final achievement at each performance level for 2025 are set forth below. The compensation committee established these goals relative to the company’s 2025 operating plan and considered them to be challenging, with threshold performance levels set meaningfully above 2024 results for both metrics.

		Performance Levels (1)
Company Performance Metric	Weighting	Threshold (75% Payout) ($) (in millions)	Target (100% Payout) ($) (in millions)	Maximum (150% Payout) ($) (in millions)	Actual Achievement ($) (in millions)	Final Payout %
Revenue	50%	$4,108	$4,190	$4,356	$4,222	110%
Adjusted EBITDA	50%	$1,168	$1,213	$1,303	$1,270	132%
Overall Payout						121%

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(1)The payout for performance between threshold, target and maximum is based on linear interpolation, with performance below the threshold level resulting in a 0% payout, and performance above the maximum level capped at 150%.
2025 bonus payouts
Based on these performance results, the final payout of the 2025 cash bonus plan for the NEOs is set forth below.

Named Executive Officer	Target Bonus Value ($)	Final Payout %	Bonus Payout ($)
Bill Ready	625,000	121%	756,250
Julia Brau Donnelly	500,000	121%	605,000
Malik Ducard	500,000	121%	605,000
Matthew Madrigal	500,000	121%	605,000
Wanji Walcott	500,000	121%	605,000
Long-term incentive compensation
Consistent with our compensation philosophy and focus on our long-term mission and value creation, the majority of our NEOs’ target total direct compensation has historically been delivered in the form of RSUs, RSAs or stock options, generally vesting over two to four years and subject to continued service. In 2025, long-term equity awards were granted to our NEOs in the form of RSUs and Performance Stock Units (PSUs). In establishing the amount and terms of these awards, the compensation committee generally considers the factors described above in the section titled “Compensation-setting process.” NEOs may receive larger awards upon hire or in connection with a promotion or significant change in responsibilities. In 2025, the NEOs received the long-term equity awards described below.
RSU awards
In April 2025, Mr. Ready, Ms. Donnelly, Mr. Ducard, Mr. Madrigal and Ms. Walcott received annual RSU awards after consideration of their past performance and expected future contributions as well as the total unrealized value of their outstanding equity awards relative to our compensation peer group data and the vesting terms of outstanding equity awards. Additionally, in December 2025, Ms. Donnelly, Mr. Ducard, Mr. Madrigal and Ms. Walcott received RSU awards intended to serve as interim bridge grants in connection with the transition from a two-year to a three-year vesting schedule for RSU grants. These awards also reflect our ongoing shift toward an equity mix that places greater emphasis on long-term, performance-based incentive compensation, as discussed under “Executive Compensation Program Highlights.” The following is a description of such awards:
•Mr. Ready received an annual grant of 354,192 RSUs at a target value of $12 million with a grant date fair value of $9.3 million vesting over the third year following the grant in four equal quarterly installments in 2027, subject to his continued employment on each applicable vesting date.
•Ms. Donnelly received an annual grant of 261,954 RSUs at a target value of $8.9 million with a grant date fair value of $6.9 million vesting over the second year following the grant in four equal quarterly installments in 2026, subject to her continued employment on each applicable vesting date. Additionally, Ms. Donnelly received bridge grants of 245,863 RSUs at a target value of $7.5 million with a grant date fair value of $6.5 million vesting over the second year following the grant in four equal installments in 2027 and 32,541 RSUs at a target value of $993K with a grant date fair value of $854K vesting in three equal installments over the first three quarters of 2027. Vesting of both awards is subject to her continued employment on each applicable vesting date.
•Mr. Ducard received an annual grant of 175,768 RSUs at a target value of $6 million with a grant date fair value of $4.6 million vesting over the second year following the grant in four equal quarterly installments in 2026, subject to his continued employment on each applicable vesting date. Additionally, Mr. Ducard received bridge grants of 164,512 RSUs at a target value of $5 million with a grant date fair value of $4.3 million vesting over the second year following the grant in four equal installments in 2027 and 21,774 RSUs at a target value of $664K with a grant date fair value of $571K vesting in three equal installments over the first three quarters of 2027. Vesting of both awards is subject to his continued employment on each applicable vesting date.
•Mr. Madrigal received an annual grant of 92,237 RSUs at a target value of $3.1 million with a grant date fair value of $2.4 million vesting fully on December 20, 2026, subject to his continued employment on the vesting date. Additionally, Mr. Madrigal received bridge grants of 408,145 RSUs at a target value of $12.5 million with a grant date fair value of

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$10.7 million vesting over the second year following the grant in four equal installments in 2027 and 54,020 RSUs at a target value of $1.6 million with a grant date fair value of $1.4 million vesting in three equal installments over the first three quarters of 2027. Vesting of both awards is subject to his continued employment on each applicable vesting date. Lastly in December 2025, Mr. Madrigal received a grant of 158,145 RSUs at a target value of $4.8 million with a grant date fair value of $4.1 million vesting in four equal quarterly installments in 2026 to further align his total compensation with market competitiveness, in recognition of his contributions and performance.
•Ms. Walcott received an annual grant of 188,165 RSUs at a target value of $6.4 million with a grant date fair value of $4.9 million vesting over the second year following the grant in four equal quarterly installments in 2026, subject to her continued employment on each applicable vesting date. Additionally, Ms. Walcott received bridge grants of 176,213 RSUs at a target value of $5.4 million with a grant date fair value of $4.6 million vesting over the second year following the grant in four equal installments in 2027 and 23,323 RSUs at a target value of $712K with a grant date fair value of $612K vesting in three equal installments over the first three quarters of 2027. Vesting of both awards is subject to her continued employment on each applicable vesting date.
The target values reflect the intended value of the NEO’s RSU awards at the time they were approved, while the grant date fair values reflect the accounting grant date fair value of the equity award on the date it is granted calculated in accordance with FASB ASC Topic 718.
PSU awards
In January 2025, Mr. Ready received a grant of 572,884 PSUs at a target value of $18 million with a grant date fair value of $28.6 million. The number of PSUs that can be earned will range from 0% to 200% of target based on the company’s rTSR compared to the companies in the Nasdaq CTA Internet Index (the “Index”) measured over a three-year performance period from January 1, 2025 through December 31, 2027, as certified by the compensation committee. Subject to certain exceptions, the vesting of the PSUs is subject to Mr. Ready’s continued service with the company through the certification date following the performance period.
In December 2025, Ms. Donnelly, Mr. Ducard, Mr. Madrigal, and Ms. Walcott received PSU awards intended to serve as a bridge grant as we transition to an equity award mix that has more weighting on long-term performance-based incentive compensation, as discussed above under “Executive compensation program highlights”.
•Ms. Donnelly received a grant of 43,388 PSUs at a target value of $1.3 million, with a grant date fair value of $1.5 million.
•Mr. Ducard received a grant of 29,032 PSUs at a target value of $886K, with a grant date fair value of $989K million.
•Mr. Madrigal received a grant of 72,026 PSUs at a target value of $2.2 million, with a grant date fair value of $2.5 million.
•Ms. Walcott received a grant of 31,097 PSUs at a target value of $949K, with a grant date fair value of $1.1 million.
The target values reflect the intended value of the NEO’s PSU awards, while the grant date fair values reflect the probable outcome of the performance conditions as determined using the Monte Carlo simulation model in accordance with FASB ASC Topic 718 .
The number of bridge PSUs that can be earned will range from 0% to 200% of target based on the company’s rTSR compared to the companies in the Index measured over a two-year performance period from January 1, 2026 through December 31, 2027, as certified by the compensation committee. Subject to certain exceptions, the vesting of the bridge PSUs is subject to Ms. Donnelly, Mr. Ducard, Mr. Madrigal, and Ms. Walcott’s continued service with the company through the certification date following the performance period.
Following the end of the performance period, the number of PSUs earned will be equal to the target number of PSUs granted multiplied by the applicable percentage set forth in the following table:

Performance Level	rTSR Rank (1)	Payout (2)
Below Threshold	<25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	>=75th Percentile	200%

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(1)rTSR Rank is calculated based on the Company’s ranking within the Index based on its TSR as compared to the TSR of each company in the Index.
(2)The payout for performance between threshold, target and maximum is based on linear interpolation, with performance below the threshold level resulting in a 0% payout.
Benefits
Generally available benefits
Our NEOs are eligible to participate in the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include medical and dental and vision insurance, life insurance, short- and long-term disability insurance and commuter benefits.
Section 401(k) retirement savings plan
In addition, we maintain a Section 401(k) retirement savings plan (the “401(k) plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis by deferring eligible compensation up to certain limits as set forth in the Internal Revenue Code. We make matching contributions to the 401(k) plan for all eligible employees. In addition, we have the ability to make discretionary cash contributions to the 401(k) plan, though we did not do so in 2025. Participants are immediately fully vested in both their own contributions and any company contributions. In structuring these benefit programs, we seek to provide an aggregate level of benefits that is comparable to those provided by similarly situated companies.
Other retirement benefits
We do not provide any non-qualified deferred compensation benefits and do not have any defined benefit pension or supplemental executive retirement plans.
Perquisites and other personal benefits
We do not view perquisites or other personal benefits as important to achieving our compensation objectives. Accordingly, we maintain a general benefits program for all employees and do not provide perquisites or other personal benefits to our executive officers except where we believe it is appropriate to achieve our compensation objectives and to assist our executive officers in the performance of their duties. During 2025, our NEOs did not receive any perquisites or other personal benefits, except for benefits that are generally available to all our employees.
Post-employment compensation arrangements

What we do
We have entered into executive severance and change in control arrangements (“severance arrangements”) with each of our NEOs. The terms of the severance arrangements for each of our NEOs are the same, other than Mr. Ready, who has a separate severance and change in control agreement.
The severance arrangements generally provide severance payments and partial vesting of equity if the NEO’s employment is terminated without cause (and, in the case of Mr. Ready’s agreement, if he resigns for good reason) as well as “double-trigger” change in control payments and full vesting of equity in the event that the NEO’s employment is terminated without cause or the executive resigns for good reason within a specified period before and after a change in control of the company. None of our NEOs have a right to a “gross-up” or other reimbursement payment for any tax liability as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

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Executive compensation

Why we do it
We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executives as well as facilitating their transition from the company when appropriate. These severance arrangements are designed to provide reasonable compensation to executives who leave the company under certain circumstances to facilitate their transition to new employment. In addition, they are designed to align the interests of our NEOs and our stockholders in the event of a potential change in control of the company by helping our executives maintain focus on pursuing corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. We seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation.

The compensation committee does not consider the specific amounts payable under these post-employment compensation arrangements when establishing the annual compensation of our NEOs. We believe, however, that these arrangements are an important component of competitive executive compensation packages. For a description of the terms of the Plan and the severance agreements, as well as an estimate of the potential payments payable under these arrangements, see “Potential payments upon termination or change in control” below.
Other compensation policies and practices
Employment arrangements
We have entered into written employment letters with our CEO and each of our other executive officers. Each of these arrangements was approved by our board of directors and provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time with or without cause) and sets forth the initial compensation for the executive officer, including an initial base salary, participation in our employee benefit programs, an equity award recommendation, and, in some cases, sign-on bonuses and relocation assistance. Our executive officers are also eligible for severance in certain situations. These post-employment compensation terms are discussed in “Post-employment compensation arrangements” above.
Stock ownership requirements
We maintain a mandatory stock ownership program that applies to our CEO and his direct reports (including our NEOs). To ensure continued alignment of interests among our management, directors and stockholders, the ownership requirements are as follows:

Covered Individual Position	Required Stock Ownership Level
Chief Executive Officer	6X annual base salary
Other Executives	3X annual base salary
Individuals must comply within five years of the later of (i) the individual first becoming subject to the policy (either upon commencement of employment with the company or due to a promotion) or (ii) the adoption of the policy. Individuals who are not in compliance after such compliance period must retain 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other equity awards until they reach the applicable ownership requirement. Unvested or unearned equity awards and unexercised stock options are not counted as shares when determining the number of shares owned.
Compensation recovery (“clawback”) policy
We believe that it is important to foster and maintain a culture that emphasizes integrity and accountability. For this reason, we maintain a clawback policy that applies to our CEO and his direct reports (including our NEOs). The policy is designed to comply with the NYSE listing standards and SEC rules. Our policy provides that if the company is required to prepare an accounting restatement due to material noncompliance with any federal securities laws, the company must recover any incentive based compensation received by a current or former Section 16 officer (“covered executives”) that exceeds the amount that otherwise would have been received had the compensation been determined based on the

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restated financial statements, computed on a pre-tax basis. Further, if a covered executive engages in conduct that constitutes “cause” as defined in the clawback policy that results in (i) a material error in the calculation of any performance-based measure used to determine any incentive compensation or (ii) material financial or reputational harm to the company, the compensation committee may require that such executive reimburse a portion of the covered compensation (including incentive-based cash compensation and both time-based and performance-based equity awards) they received during the three fiscal years immediately preceding the date on which the compensation committee becomes aware of the conduct constituting cause.
Anti-hedging and pledging policies
Under our insider trading policy, our employees, including our executive officers and our non-employee directors, are prohibited from the following transactions: entering into hedging or monetizing transactions or similar arrangements with respect to our securities, including collars, equity swaps, exchange funds and forward contracts; purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan, unless approved in advance; short selling our securities; and engaging in any transaction in publicly traded options in our securities, including puts or calls or other derivative securities.
Compensation risk considerations
The compensation committee has reviewed our compensation policies and practices, in consultation with its external compensation consultant, to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies, and practices, including the mix of fixed vs. variable and short-term vs. long-term compensation, overall pay and incentive structures, the risk mitigating features built into our programs, and the independent board oversight of our programs, the compensation committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company as a whole.
Tax deductibility considerations
Section 162(m) of the Internal Revenue Code generally disallows public companies to take a tax deduction for U.S. federal income tax purposes for compensation in excess of $1 million paid in a year to a “covered” employee. Once an individual has been determined to be a covered employee, the deduction limitation applies indefinitely.
In approving the amount and form of compensation for our NEOs, the compensation committee considers all elements of the cost of providing such compensation, including the potential impact of Section 162(m) in the future. However, the compensation committee believes that our stockholders’ interests are best served by retaining flexibility to award compensation that may result in non-deductible compensation expense. Therefore, the compensation committee has the discretion to pay compensation that is not deductible by virtue of the deduction limit of Section 162(m).
Accounting considerations
In approving the amount and form of compensation for our NEOs, the compensation committee considers the impact of FASB ASC Topic 718, which requires us to measure and recognize the compensation expense for all share-based payment awards made to our employees and directors, including stock options as well as PSUs, RSUs and RSAs that may be settled for shares of our Class A and Class B common stock, based on the grant date fair value of these awards.
Equity award grant practices
Pinterest’s equity compensation programs do not currently include annual or periodic stock option awards, and during 2025, the Company did not grant such awards. During 2025, the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Executive compensation

Compensation committee report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on their review and discussion, the compensation committee has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the company’s 2025 annual report on Form 10-K.
Members of the Compensation Committee
Leslie Kilgore (chair)
Chip Bergh
Gokul Rajaram
Kecia Steelman
Andrea Wishom

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Compensation tables
Summary compensation
The following table shows the compensation awarded or paid to, or earned by, our NEOs for 2025, 2024 and 2023, as applicable.

2025 Summary compensation table

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non‑Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Bill Ready Chief Executive Officer	2025	620,833	—	37,928,927	756,250	6,000		39,312,010
	2024	600,000	—	17,537,031	—	6,000		18,143,031
	2023	516,667	—	—	—	6,000		522,667
Julia Brau Donnelly Chief Financial Officer	2025	620,833	—	15,653,735	605,000	23,148	(5)	16,902,716
	2024	600,000	—	3,882,975	—	1,009,395		5,492,370
	2023	320,455	1,000,000	14,995,592	—	211,420		16,527,467
Malik Ducard Chief Content Officer	2025	620,833	—	10,487,080	605,000	6,000		11,718,913
	2024	600,000	—	6,063,010	—	6,000		6,669,010
	2023	516,667	—	3,673,581	—	6,000		4,196,248
Matthew Madrigal Chief Technology Officer	2025	620,833	—	21,148,797	605,000	6,283	(6)	22,380,913
	2024	245,455	—	13,405,405	—	606		13,651,466
Wanji Walcott Chief Legal & Business Affairs Officer	2025	620,833	—	11,230,246	605,000	6,000		12,462,079
	2024	600,000	—	5,613,912	—	6,000		6,219,912
	2023	516,667	750,000	9,071,390	—	6,000		10,344,057
(1)Mr. Madrigal joined the company in 2024.
(2)Unless otherwise noted, reported amounts represent the aggregate grant date fair value of RSUs and PSUs granted during the years shown, as computed in accordance with FASB ASC Topic 718. See “Note 8 to the Consolidated Financial Statements” included in our 2025 annual report on Form 10-K filed with the SEC on February 12, 2026 for the assumptions used in calculating the grant date fair value. These amounts do not reflect the actual economic value that may be realized from such awards.
The aggregate grant date fair value of RSUs was as follows: Mr. Ready: $9,290,456; Ms. Donnelly: $14,176,374; Mr. Ducard: $9,498,540; Mr. Madrigal: $18,696,312; Ms. Walcott: $10,171,393.
The aggregate grant date fair value of PSUs assuming the probable outcome of the performance conditions was as follows: Mr. Ready: $28,638,471; Ms. Donnelly: $1,477,361; Mr. Ducard: $988,540; Mr. Madrigal: $2,452,485; Ms. Walcott: $1,058,853. The value of these awards assuming the maximum level of performance is achieved would be as follows: Mr. Ready: $57,276,942; Ms. Donnelly: $2,954,723; Mr. Ducard: $1,977,079; Mr. Madrigal: $4,904,971; Ms. Walcott: $2,117,706.
(3)Represents amounts earned under the 2025 annual bonus plan based on achievement of key company financial metrics.
(4)Represents matching 401(k) contributions unless otherwise noted.
(5)Represents reimbursement of relocation assistance expenses of $9,131 and a related tax gross-up of $8,017 incurred pursuant to Ms. Donnelly’s employment agreement and matching 401(k) contributions of $6,000.
(6)Represents a tax gross-up on gift cards of $283 and matching 401(k) contributions of $6,000.

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Grants of plan-based awards
The following table shows certain information regarding grants of plan-based awards to our NEOs in 2025.

2025 Grants of plan-based awards table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bill Ready		468,750	625,000	937,500
	1/6/2025				286,442	572,884	1,145,768	(3)			28,638,471
	4/10/2025								354,192	(4)	9,290,456
Julia Brau Donnelly		375,000	500,000	750,000
	4/10/2025								261,954	(5)	6,871,053
	12/18/2025				21,694	43,388	86,776	(6)			1,477,361
	12/18/2025								245,863	(7)	6,451,445
	12/18/2025								32,541	(8)	853,876
Malik Ducard		375,000	500,000	750,000
	4/10/2025								175,768	(5)	4,610,395
	12/18/2025				14,516	29,032	58,064	(6)			988,540
	12/18/2025								164,512	(7)	4,316,795
	12/18/2025								21,774	(8)	571,350
Matthew Madrigal		375,000	500,000	750,000
	4/10/2025								92,237	(9)	2,419,377
	12/18/2025				36,013	72,026	144,052	(6)			2,452,485
	12/18/2025								408,145	(7)	10,709,725
	12/18/2025								54,020	(8)	1,417,485
	12/18/2025								158,145	(10)	4,149,725
Wanji Walcott		375,000	500,000	750,000
	4/10/2025								188,165	(5)	4,935,568
	12/18/2025				15,549	31,097	62,194	(6)			1,058,853
	12/18/2025								176,213	(7)	4,623,829
	12/18/2025								23,323	(8)	611,996
(1)Represents the short-term incentive that could be earned at the threshold, target and maximum levels of achievement as described in the “Compensation Discussion and Analysis — Short-term incentive compensation” above.
(2)Represents the PSUs that could be earned at the threshold, target and maximum levels of achievement as described in the “Compensation Discussion and Analysis — Long-term incentive compensation” above.
(3)These 2025 PSUs have a three-year performance period beginning January 1, 2025 and will vest on the date the company’s performance relative to the performance conditions is certified by the compensation committee, which will be no later than February 14, 2028, subject to continued service through the date of certification.
(4) These RSUs will vest in four equal installments on March 20, 2027, June 20, 2027, September 20, 2027 and December 20, 2027, subject to continued service through each vesting date.
(5) These RSUs will vest in four equal installments on March 20, 2026, June 20, 2026, September 20, 2026 and December 20, 2026, subject to continued service through each vesting date.
(6) These bridge PSUs have a two-year performance period beginning January 1, 2026 and will vest on the date the company’s performance relative to the performance conditions is certified by the compensation committee, which will be no later than February 14, 2028, subject to continued service through the date of certification.
(7) These bridge RSUs will vest in four equal installments on March 20, 2027, June 20, 2027, September 20, 2027 and December 20, 2027, subject to continued service through each vesting date.

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(8) These RSUs will vest in three equal installments on March 20, 2027, June 20, 2027 and September 20, 2027, subject to continued service through each vesting date.
(9) These RSUs will become fully vested on December 20, 2026, subject to continued service through the vesting date.
(10) These RSUs will vest in four equal installments on March 20, 2026, June 20, 2026, September 20, 2026 and December 20, 2026, subject to continued service through each vesting date.
Outstanding equity awards
The following table shows certain information with respect to the outstanding equity awards held by our NEOs as of December 31, 2025. The vesting schedule applicable to each outstanding equity award is described in the footnotes to the table. For information with respect to the vesting acceleration provisions applicable to the equity awards held by our NEOs, see “Potential Payments upon Termination or Change in Control” below.

Outstanding equity awards at fiscal 2025 year-end table

			Option Awards(1)				Stock Awards(1)
			Number of Securities Underlying Unexercised Options		Exercise Price Per Share ($)		Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date		Exercisable	Unexercisable		Expiration Date	Number	Market Value(2) ($)	Number	Market Value(2) ($)
Bill Ready	6/29/2022	(3)	6,949,452	1,603,720	19.96	6/29/2032
	8/31/2022	(4)	—	—	—		175,234	4,536,808
	11/19/2024	(5)	—	—	—		189,036	4,894,142
	12/16/2024	(6)	—	—	—				286,442	7,415,983
	1/6/2025	(7)	—	—	—				572,884	14,831,967
	4/10/2025	(8)	—	—	—		354,192	9,170,031
Julia Brau Donnelly	4/10/2025	(9)	—	—	—		261,954	6,781,989
	12/18/2025	(10)	—	—	—				43,388	1,123,315
	12/18/2025	(11)	—	—	—		245,863	6,365,393
	12/18/2025	(12)	—	—	—		32,541	842,486
Malik Ducard	4/10/2025	(9)	—	—	—		175,768	4,550,634
	12/18/2025	(10)	—	—	—				29,032	751,638
	12/18/2025	(11)	—	—	—		164,512	4,259,216
	12/18/2025	(12)	—	—	—		21,774	563,729
Matthew Madrigal	8/12/2024	(13)	—	—	—		162,495	4,206,996
	4/10/2025	(14)	—	—	—		92,237	2,388,016
	12/18/2025	(10)	—	—	—				72,026	1,864,753
	12/18/2025	(11)	—	—	—		408,145	10,566,874
	12/18/2025	(12)	—	—	—		54,020	1,398,578
	12/18/2025	(15)	—	—	—		158,145	4,094,374
Wanji Walcott	4/10/2025	(9)	—	—	—		188,165	4,871,592
	12/18/2025	(10)	—	—	—				31,097	805,101
	12/18/2025	(11)	—	—	—		176,213	4,562,155
	12/18/2025	(12)	—	—	—		23,323	603,832
(1)All of the outstanding equity awards reported in this table were granted under the 2019 Omnibus Incentive Plan. Options, RSUs and PSUs granted under the 2019 Omnibus Incentive Plan will be settled in shares of our Class A common stock and RSAs granted under the 2019 Omnibus Incentive Plan represent restricted shares of our Class A common stock.

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(2)Based on the closing price of our Class A common stock of 25.89 per share as of December 31, 2025, the last trading day of the year.
(3)The award provides that the service-based vesting condition will be satisfied for 6.25% of the total number of shares underlying the stock option on October 20, 2022, and at the end of each three-month period thereafter ending on July 20, 2026.
(4)Mr. Ready was required to purchase shares of Class A common stock from the open market in an aggregate amount of $5 million (“Investment Shares”) in order to receive his RSA award. The RSAs will vest in 16 equal installments beginning October 20, 2022, and at the end of each three-month period thereafter ending on July 20, 2026, subject to continued service and continued holding of the Investment Shares through each vesting date.
(5)These RSUs will vest in two equal installments on September 20, 2026 and December 20, 2026, subject to continued service through each vesting date.
(6)Represents the number of bridge PSUs at the target level of performance. The award will vest on the date the company’s performance relative to the performance conditions is certified by the compensation committee, which will be no later than February 14, 2027, subject to continued service and performance through the date of certification.
(7)Represents the number of PSUs at the target level of performance. The award will vest on the date the company’s performance relative to the performance conditions is certified by the compensation committee, which will be no later than February 14, 2028, subject to continued service and performance through the date of certification.
(8) These RSUs will vest in four equal installments on March 20, 2027, June 20, 2027, September 20, 2027 and December 20, 2027, subject to continued service through each vesting date.
(9) These RSUs will vest in four equal installments on March 20, 2026, June 20, 2026, September 20, 2026 and December 20, 2026, subject to continued service through each vesting date.
(10)Represents the number of bridge PSUs at the target level of performance. The award will vest on the date the company’s performance relative to the performance conditions is certified by the compensation committee, which will be no later than February 14, 2028, subject to continued service and performance through the date of certification.
(11) These bridge RSUs will vest in four equal installments on March 20, 2027, June 20, 2027, September 20, 2027 and December 20, 2027, subject to continued service through each vesting date.
(12) These RSUs will vest in three equal installments on March 20, 2027, June 20, 2027 and September 20, 2027, subject to continued service through each vesting date.
(13)These RSUs vest as follows: 12.5% of the total number of shares subject to the award (originally 457,391 shares) vested on each of September 20, 2024 and November 20, 2024; 11.8% vest on each of February 20, 2025 and May 20, 2025; 7.9% vest on each of August 20, 2025 and November 20, 2025; and 11.8% vest on each of February 20, 2026, May 20, 2026, and August 20, 2026, subject to continued service through each vesting date.
(14) These RSUs will become fully vested on December 20, 2026, subject to continued service through the vesting date.
(15) These RSUs will vest in four equal installments on March 20, 2026, June 20, 2026, September 20, 2026 and December 20, 2026, subject to continued service through each vesting date.
Option exercises and stock vested
The following table shows information regarding the number and value of shares of common stock acquired during 2025 by our NEOs from the vesting of RSUs and RSAs. There were no stock options exercised during fiscal 2025.

2025 Option exercises and stock vested table

	Stock Award
Name	Shares Acquired (#)	Value Realized ($)(1)
Bill Ready	256,917	8,208,728
Julia Brau Donnelly	250,497	8,109,509
Malik Ducard	183,635	5,949,642
Matthew Madrigal	187,184	6,312,529
Wanji Walcott	170,434	5,528,767
(1)The value realized on vesting is based on the closing price of our Class A common stock on the vesting date, or if such date was not a trading day, on the immediately preceding trading day.

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Potential payments upon termination or change in control
We have entered into severance arrangements with each of our NEOs. The terms of the severance arrangements for each of our NEOs are the same, other than Mr. Ready, who has a separate severance and change in control agreement.
The payments and benefits under these arrangements are described in more detail and quantified below. All of the payments and benefits provided under these arrangements are subject to the NEO’s execution of a separation and release agreement acceptable to us and continued adherence to the terms of a confidential information and invention assignment agreement with the company.
In addition to the above, the 2019 Omnibus Incentive Plan provides that in the event of termination upon death or disability, any employee who holds stock options or their beneficiary (in the event of death) may exercise any outstanding vested stock options at any time as follows: (i) in the event of disability, during six months following termination; and (ii) in the event of death, during 12 months following death or if earlier, termination.
Certain terminations not involving a change in control
In the event of a termination of employment without “cause” that is not in connection with a “change in control” of the company, the NEOs would receive a lump sum cash payment equal to a maximum of 24 months of base salary and 24 months of health benefits continuation (which period is reduced by one month for each month of service with us up to a maximum reduction of 12 months). Mr. Ready would also be eligible to receive such severance payments and benefits upon his resignation for “good reason” (as such term is defined in Mr. Ready’s agreement) not in connection with a change in control.
In the event of a termination of employment due to death or disability, the treatment of unvested equity will depend upon the timing of the grant. For RSAs and RSUs granted prior to February 26, 2025, NEOs forfeit all unvested RSAs and RSUs. For RSUs granted after February 26, 2025, in the case of termination due to permanent disability, 12 months of the NEO’s unvested equity will be accelerated, and in the case of termination for severe disability or death, all unvested equity will be accelerated. PSUs (other than Mr. Ready’s 2024 bridge PSU award and his 2025 PSU award, which vest at target upon death and are forfeited upon disability), vest at the target level in the event of termination of employment due to death or severe disability and vest at target level in the event of termination of employment due to permanent disability only if the PSU award would have otherwise vested over the course of the 12 months following termination.
Additionally, upon such a termination of employment without “cause” (as such term is defined in the NEO’s severance agreement), each NEO will vest in the portion of each outstanding equity award that would otherwise have vested during the 24-month period following such termination (which period is reduced by one month for each month of service with us up to a maximum reduction of 12 months) except for the NEO’s PSU awards, for which vesting will be equal to the target number of PSUs multiplied by the number of days elapsed between the beginning of the performance period and the termination date, divided by the number of days in the performance period, and multiplied by the actual performance level achieved through the end of the performance period as certified by the compensation committee.
Involuntary termination involving a change in control
In the event of a termination of employment without cause or a resignation for “good reason”, in each case, on or within 12 months following a “change in control” of the company, the NEOs would receive a lump sum cash payment equal to a maximum of 24 months of base salary and 24 months of health benefits continuation (which period is reduced by one month for each month of service with us up to a maximum reduction of 12 months).
To the extent that any such termination of service occurs within 90 days prior to, or 12 months following a “change in control” of the company (as such term is defined in the applicable NEO’s severance agreement), each NEO will:
•fully vest in all outstanding equity awards (at the greater of target or actual performance achieved through the date of the change in control, in the case of PSU awards; provided that NEO PSU awards do not vest if termination occurs within 90 days prior to a “change in control”); and
•receive a lump sump payment equal to 24 months of health benefits continuation costs (which period is reduced by one month for each month of service up to a maximum reduction of 12 months). Separately, in the event that an NEO’s equity awards are not assumed, substituted or otherwise continued or replaced with similar equity awards upon a change in control of the company, such awards will vest in full regardless of whether the NEO terminates employment.

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These payments and acceleration of vesting are subject to a “best net after-tax” provision to reduce the amounts paid in the event that they would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Internal Revenue Code.
Estimated payments as of December 31, 2025
The following table presents the estimated payments that each of our NEOs would have been entitled to receive under their severance agreement assuming that a termination of employment and, where applicable, a change in control of the company had occurred as of December 31, 2025, and based on the closing price per share of our Class A common stock on the last trading day of the year of $25.89. Amounts actually received if any of the NEOs cease to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, and any changes to our benefit arrangements and policies. Amounts shown do not include: (i) benefits earned during the term of the NEO’s employment that are available to all benefit-eligible salaried employees; and (ii) the value of vested equity awards that the NEO is entitled to regardless of whether employment is terminated.

2025 Potential termination payments table

Name	Benefit	Termination Without Cause (1) ($)	Termination Without Cause or for Good Reason in connection with Change in Control ($)	Death or Severe Disability(2) ($)	Permanent Disability ($)
Bill Ready	Lump sum severance payment(3)	662,835	662,835	—	—
	Short-term incentive(4)	625,000	756,250	625,000	625,000
	Value of accelerated equity awards(5)	27,592,991	50,358,991	31,417,981	—
	Total	28,880,826	51,778,076	32,042,981	625,000
Julia Brau Donnelly	Lump sum severance payment(3)	621,340	621,340	—	—
	Short-term incentive(4)	500,000	605,000	500,000	500,000
	Value of accelerated equity awards(5)	6,781,989	15,113,184	15,113,184	6,781,989
	Total	7,903,329	16,339,524	15,613,184	7,281,989
Malik Ducard	Lump sum severance payment(3)	662,835	662,835	—	—
	Short-term incentive(4)	500,000	605,000	500,000	500,000
	Value of accelerated equity awards(5)	4,550,634	10,125,217	10,125,217	4,550,634
	Total	5,713,469	11,393,052	10,625,217	5,050,634
Matthew Madrigal	Lump sum severance payment(3)	662,835	662,835	—	—
	Short-term incentive(4)	500,000	605,000	500,000	500,000
	Value of accelerated equity awards(5)	10,689,386	24,519,591	20,312,595	6,482,390
	Total	11,852,221	25,787,426	20,812,595	6,982,390
Wanji Walcott	Lump sum severance payment(3)	662,835	662,835	—	—
	Short-term incentive(4)	500,000	605,000	500,000	500,000
	Value of accelerated equity awards(5)	4,871,592	10,842,680	10,842,680	4,871,592
	Total	6,034,427	12,110,515	11,342,680	5,371,592
(1)For Mr. Ready, this column also includes termination for “good reason” as defined in his severance agreement.
(2)All unvested RSUs, RSAs, and options granted prior to February 26, 2025 are forfeited upon an NEO’s termination due to death or severe disability. All unvested RSUs, RSAs, and options granted on or after February 26, 2025 will fully vest in the event of termination due to death or severe disability. The 2025 bridge PSUs will vest at the target level in the event of termination due to death or severe disability. For Mr. Ready, the 2024 bridge PSUs and 2025 annual PSUs will vest at the target level in the event of his termination due to death and will be forfeited in the event of his termination due to disability. Mr. Ready’s vested stock options may be exercised

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within 30 days of termination except in the event of death, in which case such vested stock options may be exercised within 12 months of termination, or disability, in which case such vested stock options may be exercised within 6 months of termination.
(3)Reported amounts are based on the base salary of each NEO as of December 31, 2025 and include the estimated cost of health insurance continuation coverage (paid in lump sum if the NEO elects such coverage) over a severance period of 12 months for Messrs. Ready, Madrigal and Ducard and Mses. Donnelly and Walcott, each pursuant to their severance agreement.
(4)Reported amounts are based on target level of performance (i) in the event of a termination of employment without cause; (ii) in the event of termination due to death or severe disability; and (iii) in the event of termination due to permanent disability. The value set forth in the event of a double trigger termination of employment is based on achievement of performance metrics for fiscal year 2025: Revenue at 110% of target, Adjusted EBITDA at 132% of target, with a blended performance achievement of 121% as described in the “Compensation Discussion and Analysis — Short-term incentive compensation” above.
(5)Reported amounts are based on (i) in the event of a termination of employment without cause, (a) the number of unvested RSUs, RSAs, and stock options scheduled to vest within the following 12 months and (b) the number of unvested PSUs equal to the number of days elapsed between the beginning of the performance period and the termination date divided by the total number of days in the performance period (1,095 days for Mr. Ready’s 2025 PSUs and 730 days for bridge PSUs held by other named executive officers), multiplied by the actual performance achieved, which as of December 31, 2025 is estimated at the target level; (ii) in the event of a “double trigger” termination of employment, (a) the total number of unvested RSUs, RSAs, 2025 PSUs, and bridge PSUs as of the end of the last fiscal year and (b) the total number of unvested stock options as of the end of the last fiscal year. The value set forth in the event of a double trigger termination of employment is the same value that would apply in the event of a change in control of the company where the awards are not assumed or substituted, except for PSUs, which would vest in an amount equal to the greater of the target performance level or actual level of achievement on the date of the change in control, which we’ve included at target level in this column; (iii) in the event of death or severe disability, (a) the total number of unvested RSUs, RSAs and stock options as of the end of the last fiscal year and (b) the total number of unvested 2025 PSUs and bridge PSUs as of the end of the last fiscal year vest at the target level; and (iv) in the event of permanent disability, (a) the number of unvested RSUs, RSAs, and stock options scheduled to vest within the following 12 months and (b) the number of unvested bridge PSUs held by Messrs. Madrigal and Ducard and Mses. Donnelly and Walcott equal to the number of days elapsed between the beginning of the performance period and the termination date divided by 730 days, multiplied by the actual performance achieved, which as of December 31, 2025 is estimated at the target level. Mr. Ready’s PSUs would be forfeited in the event of termination due to severe or permanent disability. All equity awards are multiplied by $25.89, the closing price per share of our Class A common stock on the last trading day of the year. Stock options are valued as $25.89 multiplied by the total number of unvested stock options, minus the exercise price of the award.
CEO pay ratio
Pursuant to Item 402(u) of Regulation S-K under the Securities Act and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of Mr. Ready to the median of the annual total compensation of all our employees (excluding the CEO) for the year ended December 31, 2025.

Chief Executive Officer annual total compensation	39,312,010
Median Employee annual total compensation	311,466
Ratio of Chief Executive Officer to Median Employee annual total compensation	126.2 to 1
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
For the year ended December 31, 2025, we used the same median employee as we did for 2024 in our CEO pay ratio calculation because there were no changes in our employee population or employee compensation arrangement in 2025 that we reasonably believe would result in a significant change to our pay ratio disclosures.
To identify the median employee, we analyzed the compensation of all of our employees, excluding our CEO, whether employed on a full-time, part-time, temporary or seasonal basis as of December 31, 2024. We did not include any contractors or other non-employee workers in our employee population.
To identify the median employee, we used a consistently applied compensation measure consisting of the sum of base salary rate, actual bonus and commission and the grant date fair value of equity awards granted during the 12-month period from January 1, 2024 through December 31, 2024, for all applicable employees as described above. In the case of non-U.S. employees, payments not made in U.S. dollars were converted to U.S. dollars using the average applicable currency exchange rates for the month of December 2024.
Using the methodology described above, the median employee we identified is a full-time employee based in the United States. We calculated the annual total compensation for the median employee using the same methodology used to report the annual total compensation of our NEOs in the “2025 Summary compensation table.”

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Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio may not be comparable to the pay ratio reported by other companies.
Pay versus performance
As discussed in the Compensation Discussion and Analysis above, the compensation committee generally takes into consideration the company’s financial and operating performance while determining the individual executive officer’s performance to align our executive officers’ pay with company performance. In addition, in 2025, we used adjusted EBITDA and revenue as the performance metrics for our annual cash bonus plan and rTSR as the performance metric for the CEO’s three-year PSUs granted in early 2025 and for the bridge PSUs granted to our other NEOs. In 2026, we continued using adjusted EBITDA and revenue as the performance metrics for our annual cash bonus plan and rTSR as the performance metric for the three-year PSUs granted to our NEOs.
As required by Item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between executive compensation actually paid to our NEOs and certain financial performance of the company.
In this section first principal executive officer (“PEO”) refers to Benjamin Silbermann, our former CEO, and second PEO refers to Bill Ready, our current CEO.
Pay-versus-performance

Year	Summary Compensation Table Total for First PEO ($)(1)	Summary Compensation Table Total for Second PEO ($)(1)	Compensation Actually Paid to First PEO ($)	Compensation Actually Paid to Second PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($) (in thousands) (5)	Company Selected Measure: Revenue ($) (in thousands) (6)
							Total Stock holder Return ($)(4)	Peer Group Total Stock holder Return ($)(4)
2025	—	39,312,010	—	22,037,070	15,866,156	16,323,245	39	120	416,855	4,221,767
2024	—	18,143,031	—	(24,338,934)	7,473,706	5,972,582	44	104	1,862,106	3,646,166
2023	—	522,667	—	74,249,630	11,333,745	13,760,300	56	80	(35,610)	3,055,071
2022	202,028	122,651,735	(13,866,816)	153,878,150	411,737	(11,364,015)	37	50	(96,047)	2,802,574
2021	199,100	—	(32,587,745)	—	11,394,930	(25,236,449)	55	95	316,438	2,578,027
(1)The dollar amounts reported represent (i) the total compensation reported in our Summary Compensation Table above for our first PEO and second PEO and (ii) the average total compensation paid of our non-PEO NEOs for the covered fiscal years. For the years reported in the table, Mr. Silbermann was our first PEO from January 2020 to July 2022, and Mr. Ready was our second PEO from July 2022 to December 2025.
(2)The dollar amounts reported represent the amount of “compensation actually paid” (“CAP”), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation earned by or paid during the applicable year. In accordance with SEC rules, for the year shown, the following adjustments were made to total compensation reported in our Summary Compensation Table to determine the compensation actually paid for our second PEO and the average total compensation paid of our non-PEO NEOs:

Year	Reported Summary Compensation Table Total for Second PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to Second PEO ($)
2025	39,312,010	37,928,927	20,653,987	22,037,070

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	15,866,156	14,629,965	15,087,054	16,323,245

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(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the covered fiscal year.
(b)Equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The fair value of stock options was calculated using the Black‑Scholes option-pricing model using updated assumptions as of each measurement date. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. See “Note 8 to the Consolidated Financial Statements” included in our 2025 annual report on Form 10-K filed with the SEC on February 12, 2026 for the assumptions used in calculating the grant date fair value. The amounts deducted or added in calculating the equity award adjustments are as follows:

Second PEO
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Equity Award Adjustments ($)
2025	26,717,468	(10,978,736)	—	4,915,255	—	—	20,653,987

Average Non-PEO NEOs
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Equity Award Adjustments ($)
2025	14,478,470	(126,340)	—	734,924	—	—	15,087,054
(3)    The non-PEO NEOs represent the following individuals for each of the fiscal years shown:

Year	Non-PEO NEOs
2025	Julia Brau Donnelly, Malik Ducard, Matthew Madrigal, Wanji Walcott
2024	Julia Brau Donnelly, Matthew Madrigal, Wanji Walcott, Malik Ducard, Sabrina Ellis
2023	Julia Brau Donnelly, Todd Morgenfeld, Malik Ducard, Sabrina Ellis, Wanji Walcott
2022	Todd Morgenfeld, Christine Flores, Naveen Gavini, Wanji Walcott
2021	Evan Sharp, Todd Morgenfeld, Christine Flores, Naveen Gavini
(4)The company and peer group total stockholder return (“TSR”) assumed an initial investment of $100 on December 31, 2020. The peer group TSR is based on the Nasdaq CTA Internet Index (QNET Index), which is the industry index used in our Annual Report pursuant to item 201(e) of Regulation S-K for the year ended December 31, 2025, and also serves as the performance benchmark for some of our executive compensation.
(5)The dollar amounts reported represent net income (loss) in our “Notes to consolidated financial statements” included in our annual report on Form 10-K for the applicable year.
(6)The dollar amounts reported represent revenue in our “Notes to consolidated financial statements” included in our annual report on Form 10-K for the applicable year.

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Tabular list of performance measures
The following table sets forth the financial performance measures that we use to link compensation actually paid to our NEOs to the company’s performance, as further described above in “Compensation discussion and analysis”.

Most Important Financial Performance Measures
Revenue
Adjusted EBITDA(1)
Relative TSR
(1)Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for more information.
Relationship between compensation actually paid and performance measures
The following charts set forth the relationship between CAP to our PEOs and the average CAP to our other NEOs to (i) the company’s cumulative TSR and peer group TSR, (ii) net income, and (iii) revenue, each over the five most recently completed fiscal years.
Compensation actually paid versus company TSR

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Compensation actually paid versus company net income
Compensation actually paid versus company revenue

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Equity compensation plan information
The following table provides information as of December 31, 2025, with respect to the shares of our common stock that may be issued under our 2019 Omnibus Incentive Plan.

Plan Category	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Plans approved by security holders(1)	47,672,428	(2)	19.96	(3)	186,410,561	(4)
Plans not approved by security holders	—		—		—
(1)The 2019 Omnibus Incentive Plan provides that the number of shares reserved and available for issuance under the 2019 Omnibus Incentive Plan will automatically increase on each January 1, commencing on January 1, 2020 through and including January 1, 2029, in an amount equal to 5% of the total number of shares of Class A and Class B common stock outstanding on the immediately preceding December 31.
(2)Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except certain transfers to entities, including certain charities and foundations, to the extent the transferor retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock, and certain other transfers described in our certificate of incorporation. Upon the death or permanent incapacity of each holder of Class B common stock who is a natural person, the Class B common stock held by that person or his or her permitted estate planning entities will convert automatically into Class A common stock. However, shares of Class B common stock held by Benjamin Silbermann or his permitted estate planning entities or other permitted transferees will not convert automatically into Class A common stock until a time that is between 90 and 540 days after his death or permanent incapacity, as determined by the board. In addition, all shares of Class B common stock will automatically convert into shares of Class A common stock on (i) April 23, 2026, the seven-year anniversary of our IPO, except with respect to shares of Class B common stock held by any holder that continues to beneficially own at least 50% of the number of shares of Class B common stock that such holder beneficially owned immediately prior to completion of our IPO; and (ii) a date that is between 90 and 540 days, as determined by the board, after the death or permanent incapacity of Mr. Silbermann. Includes 37,859,546 shares of Class A common stock issuable upon vesting of RSUs, 1,084,476 shares of Class A common stock issuable upon vesting of PSUs and 175,234 shares of Class A common stock issuable upon vesting of RSAs, each awarded under our 2019 Omnibus Incentive Plan, as well as 8,553,172 shares of Class A common stock issuable upon exercise of outstanding options granted under our 2019 Omnibus Incentive Plan.
(3)Excludes RSAs, RSUs and PSUs as they have no exercise price.
(4)Reflects shares available for future issuance under the 2019 Omnibus Incentive Plan (excluding shares underlying outstanding awards).

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Audit matters

Proposal 4 Ratification of selection of independent auditor

The audit committee has sole responsibility for the appointment, compensation and oversight of our independent registered public accounting firm. At the annual meeting, you are being asked to ratify the audit committee’s selection of Ernst & Young LLP (“EY”) to serve as our independent auditor for the year ending December 31, 2026. EY has served as our independent auditor since 2013. The audit committee believes that the continued retention of EY as our independent auditor is in the best interests of Pinterest and its stockholders. Representatives of EY are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.
The board, upon recommendation of the audit committee, is submitting the selection of EY to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of EY, the audit committee will review its future selection of our independent auditor in light of that result. Even if the selection is ratified, the audit committee may, in its discretion, appoint a new independent auditor at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

The board recommends a vote FOR the ratification of Ernst & Young LLP

Principal accountant fees and services
The following table represents aggregate fees for EY services for the years ended December 31, 2025 and 2024 (in thousands):

	2025	2024
Audit fees(1)	5,918	5,785
Audit-related fees(2)	—	—
Tax fees(3)	1,102	1,126
All other fees(4)	1,615	1,389
Total fees	8,635	8,300
(1)Consist of fees for services rendered in connection with the annual audit of our consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly condensed consolidated financial statements, services provided in connection with statutory and regulatory filings, and consultations on accounting matters directly related to the audit. Audit fees for the year ended December 2024 have been updated to reflect additional amounts invoiced after the 2025 proxy statement for the 2024 statutory filings.
(2)There were no audit-related fees for the years ended December 31, 2025 and 2024.
(3)Consist of fees for services rendered for tax compliance, tax advice and tax planning.
(4)Consist of fees for services rendered in connection with the Digital Services Act and business metrics.

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Audit matters
Pre-approval policies and procedures
It is the policy of the audit committee to pre-approve, typically near the beginning of each fiscal year, all audit and permissible non-audit services to be provided by the independent auditor during that fiscal year. The audit committee also may pre-approve particular services during the fiscal year on a case-by-case basis. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such specific services on a case-by-case basis for which the aggregated estimated fees do not exceed $200,000. The audit committee or its chair, as applicable, considers whether the provision of any non-audit services is compatible with maintaining the independence of our independent auditor and solicits the input of management and the independent auditor on this issue. The audit committee pre-approved all of the services reported in the table above, pursuant to the policies and procedures described above, and the audit committee determined that all non-audit services provided to the company by EY were compatible with the maintenance of EY’s independence in the conduct of its auditing functions.
Audit committee report
The audit committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2025. The audit committee has discussed with EY, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the firm’s communications with the audit committee concerning independence and has discussed with EY the firm’s independence. Based on the foregoing, the audit committee has recommended to the board that the audited financial statements be included in our 2025 annual report on Form 10-K.
Members of the Audit Committee
Scott Schenkel (chair)
Emily Reuter
Fredric Reynolds
Salaam Coleman Smith
Marc Steinberg

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Security ownership of certain beneficial owners and management
The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and Class B common stock as of the record date, by: (i) each director and nominee for director; (ii) each NEO; (iii) all current executive officers and directors as a group; and (iv) each person or group known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock. We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote (or direct the voting) or to dispose (or direct the disposition) of such securities or has the right to acquire these powers within 60 days. Unless otherwise indicated, and subject to community property laws where applicable, based on the information available to us, the company believes that each of the stockholders named in the table has sole voting and investment power over the reported shares. Unless otherwise indicated, the address for each stockholder is c/o Pinterest at the company’s address set forth on page 70 of this Proxy Statement.
Applicable percentages are based on 496,121,510 shares of Class A common stock and 79,679,925 shares of Class B common stock outstanding as of the record date, adjusted as required by SEC rules. We have deemed shares of our Class A common stock and of our Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of the record date, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person only. We have deemed shares of our Class A common stock and of our Class B common stock subject to RSUs that are expected to become vested within 60 days of the record date, to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person only.
The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock. Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class, with each share of our Class A common stock entitled to one vote per share and each share of our Class B common stock entitled to 20 votes per share. The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may be otherwise required by law or our certificate of incorporation.

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Security ownership of certain beneficial owners and management
The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers and Directors
Benjamin Silbermann(1)	8,414	*	36,911,603	46.32	35.33
Bill Ready(2)	8,719,450	1.73	—	—	*
Chip Bergh(3)	20,940	*	—	—	—
Julia Brau Donnelly	29,548	*	—	—	—
Malik Ducard	350,666	*	—	—	*
Wanji Walcott	119,569	*	—	—	*
Leslie Kilgore(4)	78,898	*	6,838	*	*
Matthew Madrigal(6)	246,084	*	—	—	—
Gokul Rajaram(7)	33,507	*	—	—	*
Emily Reuter	—	—	—	—	—
Fredric Reynolds(5)	105,223	*	100,000	*	*
Scott Schenkel(5)	25,059	*	—	—	—
Salaam Coleman Smith(5)	48,897	*	—	—	*
Kecia Steelman	—	—	—	—	—
Marc Steinberg(5)	41,547	*	—	—	*
Andrea Wishom(5)	53,586	*	—	—	*
All directors and executive officers as a group(8)	9,591,705	1.90	37,018,441	46.46	35.75
Other 5% Stockholders
Paul Sciarra(9)	—	—	32,589,537	40.90	31.19
BlackRock, Inc.(10)	59,584,440	12.01	—	—	2.85
The Vanguard Group(11)	60,147,395	12.12	—	—	2.88

*    Represents beneficial ownership or voting power of less than one percent
(1)Includes (i) 8,414 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026 and (ii) shares of Class B common stock held by Benjamin W. Silbermann and Divya Silbermann, as trustees of the Benjamin and Divya Silbermann Family Trust (the “Trust”). Mr. and Ms. Silbermann have sole voting and dispositive power over the shares held by the Trust and may therefore be deemed to beneficially own such shares. Does not include 8,762,530 shares of Class B common stock held by an LLC that is owned by a trust, the beneficiaries of which include certain of Mr. Silbermann’s immediate family members. Mr. Silbermann does not have dispositive power or voting power over the shares held by the LLC and, as a result, he is deemed not to be a beneficial owner of the shares held by the LLC and such shares are not included in the table.
(2)Includes (i) 7,484,023 shares of Class A common stock issuable upon exercise of outstanding stock options (ii) 534,573 shares of Class A common stock issuable upon exercise of outstanding stock options that will vest within 60 days of March 27, 2026 and (iii) 58,411 shares of restricted Class A common stock that will vest within 60 days of March 27, 2026.
(3)Includes 11,540 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026.
(4)Includes (i) 36,786 shares of Class A common stock held by the JLK Family Legacy Trust, of which Ms. Kilgore is a trustee and (ii) 8,414 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026.
(5)Includes 8,414 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026.
(6)Includes 54,164 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026.
(7)Includes (i) 3,957 shares of Class A common stock held by Gokul Rajaram & Tamara Lucero-Rajaram Trustees Rajaram Family Revocable Trust, of which Mr. Rajaram is a Trustee and (ii) 8,414 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026.
(8)Includes of (i) 7,484,023 shares of Class A common stock issuable upon exercise of outstanding stock options; (ii) 534,573 shares of Class A common stock issuable to our NEOs and directors upon the exercise of outstanding stock options that will vest within 60 days of March 27, 2026; (iii) 58,411 shares of Class A common stock issuable in connection with RSUs that will vest within 60 days of March 27, 2026; and (iv) 60,983 shares of Class A common stock owned Claude Brown. Excludes Malik Ducard's share ownership figures.

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Security ownership of certain beneficial owners and management
(9)Based on information provided to us by Paul Sciarra, includes (i) 24,774,061 shares of Class B Common Stock of the Issuer held by the Sciarra Management Trust, of which Paul Cahill Sciarra is trustee and, in his capacity as trustee, has voting, investment and dispositive power over the shares held by the trust; and (ii) 7,815,476 shares of Class B Common Stock held by the PCS Remainder LLC, a limited liability company the sole member of which is PCS Remainder Trust. Mr. Sciarra, in his capacity as the protector of the PCS Remainder Trust, has the authority to remove and replace the trustee of this trust and as such may be deemed to have voting, investment and dispositive power over the shares held by this trust through the LLC. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust is 2951 Centerville Road, Suite 200, Wilmington, DE 19808. The address for the PCS Remainder LLC is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.
(10)Based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 8, 2026 reporting ownership of 59,584,440 shares of Class A common stock as of December 31, 2025, with sole voting power with respect to 54,976,155 shares and sole dispositive power with respect to 59,584,440 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York, 10001
(11)Based on the Schedule 13G/A filed with the SEC by The Vanguard Group on December 6, 2024 reporting ownership of 60,147,395 shares of Class A common stock as of November 29, 2024 with shared voting power with respect to 464,571 shares, sole dispositive power with respect to 58,650,278 shares and shared dispositive power with respect to 1,497,117 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group subsequently reported on March 27, 2026, that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Pinterest securities beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis).
Delinquent section 16(a) reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required during 2025, we believe that all required reports were timely filed.

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Other matters
Related party transactions
Policies and procedures
Pursuant to our written related party transaction policy, the audit committee has the primary responsibility for reviewing and approving (or, if advance approval is not feasible, ratifying) related party transactions. A related party includes our directors, executive officers, beneficial owners of more than 5% of our voting securities, or any member of the immediate family or person sharing the household with the foregoing persons. A related party transaction is a current or proposed transaction, arrangement or relationship in which our company was, is or will be a participant and the amount involved exceeds or is expected to exceed $120,000 in any fiscal year and in which any related party has, had or will have a direct or indirect material interest.
The audit committee, while reviewing a related party transaction for approval or ratification, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether it is at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction. If advance approval of a related party transaction is not feasible, the chair of the audit committee may approve the transaction and such transaction may be ratified by the audit committee in accordance with our written policy.
Related party transactions
Other than as described below, since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
•Investment Agreement. On March 3, 2026, we entered into an investment agreement (the “Investment Agreement”) with Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) relating to the issuance and sale to Elliott of $1 billion in aggregate principal amount of our 1.75% Convertible Senior Notes due 2031 (the “Notes”). On March 5, 2026, the closing under the Investment Agreement occurred and the Notes were issued to Elliott. Marc Steinberg is a Partner at Elliott Investment Management L.P. (which entity is the investment manager for Elliott) and remains a director on the Board pursuant to the Investment Agreement.
In addition, from time to time, we do business with other companies, including advertisers, affiliated with certain holders of our capital stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.
Stockholder proposals for the 2027 annual meeting of stockholders
Proposals and director nominations to be included in our proxy statement
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2027 annual meeting of stockholders (“2027 annual meeting”). To be eligible, your proposal must be received by our Corporate Secretary at the company’s address: 651 Brannan Street, San Francisco, California 94107, no later than the close of business (6:00 p.m. Pacific Time) on December 9, 2026, and must otherwise comply with Rule 14a-8. While the board will consider stockholder proposals that we receive, we reserve the right to omit from our Proxy Statement stockholder proposals that do not satisfy applicable SEC rules.
In addition, our bylaws permit stockholders (either individually or in a group of up to 20 stockholders) that have owned 3% or more of Pinterest’s outstanding shares continuously for at least three years to submit director nominees (the greater of two directors or up to 20% of our board) for inclusion in our proxy materials. To be considered for inclusion in our Proxy Statement and for consideration at our 2027 annual meeting, your director nomination must be received by our

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Other matters
Corporate Secretary at the company’s address (see above) no later than the close of business (6:00 p.m. Pacific Time) on December 9, 2026, and no earlier than the close of business on November 9, 2026, assuming that the 2027 annual meeting of stockholders occurs within 30 days before or after the anniversary of the 2026 annual meeting. In order to utilize these proxy access provisions, a stockholder or group of stockholders must also satisfy the additional eligibility, procedural, and disclosure requirements set forth in our bylaws. The submission of proxy access nomination does not guarantee its inclusion in our Proxy Statement, and we reserve the right to omit from our Proxy Statement any proxy access nomination that does not satisfy the applicable requirements.
Other proposals and director nominations to be presented at the 2027 annual meeting
Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2027 annual meeting that will not be included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act or the proxy access provisions of our bylaws, you must comply with the procedures and timing specifically described in the separate advance notice provisions of our bylaws (which includes information required under Rule 14a-19). Assuming that the 2027 annual meeting occurs within 30 days before or after the anniversary of the 2026 annual meeting, stockholders desiring to nominate a director or bring any other business before the stockholders at the 2027 annual meeting other than pursuant to Rule 14a-8 or our bylaws’ proxy access provisions must notify our Corporate Secretary in writing not earlier than the close of business on January 21, 2027, and not later than the close of business on February 20, 2027. Such notice must set forth certain information specified in our bylaws. Failure to comply with these and other applicable requirements may result in a nomination or proposal of other business being disregarded pursuant to our bylaws.
All stockholder proposals and nominations should be in writing and be submitted to the Corporate Secretary at the company’s address (see above) of this Proxy Statement. We advise you to review our bylaws, which set forth the requirements for the nomination of director candidates and the presentation of proposals by stockholders. Our bylaws can be found on our website at https://investor.pinterestinc.com/governance/governance-documents, or you may obtain a copy free of charge by contacting the Corporate Secretary at the company’s address on page 70 of this Proxy Statement.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Voting and annual meeting information
Meeting information
Why have these proxy materials been made available to me?
These materials are available in connection with the board’s solicitation of proxies to be voted at the annual meeting. The annual meeting is being held to elect four Class I directors to hold office until the 2029 annual meeting (Proposal 1), approve, in a non-binding advisory vote, the compensation of our named executive officers (Proposal 2), approve, in a non-binding advisory vote, the frequency of future advisory votes to approve our named executive officers’ compensation (Proposal 3) and ratify the selection of Ernst & Young as our independent auditor for 2026 (Proposal 4). All stockholders who held shares of our common stock as of the close of business on the record date, March 27, 2026, are entitled to attend the annual meeting and to vote on the items of business outlined above. Whether or not you choose to attend the annual meeting, we urge you to vote your shares as soon as possible so that your shares are represented at the annual meeting.
This Proxy Statement is furnished in connection with the solicitation of your proxy by our board to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. This Proxy Statement contains information to be voted on at the annual meeting and certain other information required by SEC rules. In accordance with SEC rules, we are making our proxy materials available at www.proxyvote.com with an option to request a printed set be mailed to you. We expect to begin mailing a notice of internet availability of proxy materials on or about April 8, 2026, to all stockholders of record entitled to vote at the annual meeting. This notice contains instructions for viewing the proxy materials and voting online and requesting a printed set of proxy materials.
How can I attend the meeting?

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Other matters
The annual meeting will be held exclusively online at www.virtualshareholdermeeting.com/PINS2026 on Thursday, May 21, 2026, at 8:00 a.m. Pacific Time. We invite all Pinterest stockholders as of the record date to attend the annual meeting. Through the virtual annual meeting format, you will be able to participate in the annual meeting online, vote your shares electronically and submit questions. We encourage you to access the annual meeting prior to the start time, and you should allow ample time to log in to the annual meeting webcast and test your computer audio system.
Stockholders of record as of the record date are entitled to participate in the annual meeting. To log in to the annual meeting, stockholders of record should go to the meeting website, enter the 16-digit control number included on your notice of internet availability of proxy materials or proxy card, and follow the instructions on the website.
If your shares are held in street name and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote those shares through www.proxyvote.com, then you may access and participate in the annual meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend and participate in the annual meeting.
Why a virtual meeting?
We have adopted a virtual format to provide a consistent experience to all stockholders regardless of location, expand stockholder access to the annual meeting, achieve cost savings for stockholders and Pinterest, and reduce the environmental impact of the annual meeting. Hosting a virtual annual meeting enables increased stockholder attendance and participation since stockholders can participate from any geographic location with internet connectivity. We have structured the virtual format so that it offers the same participation opportunities that would be provided at an in-person annual meeting. In particular:
•You can submit questions in advance of and during the annual meeting. Our question and answer session will include questions submitted both in advance of and live during the annual meeting. If you are a stockholder of record, or hold shares in street name and your voting instruction form or notice of internet availability of proxy materials indicates you may vote through www.proxyvote.com, you may submit a question in advance of the annual meeting at www.proxyvote.com or during the annual meeting at www.virtualshareholdermeeting. com/PINS2026, in each case by logging in with your 16-digit control number. We plan to answer as many questions during the annual meeting as time permits. Information regarding the types of questions permitted will be available in the meeting rules of conduct, which will be posted on the virtual meeting website during the meeting.
•Tech support will be available to facilitate your access to the annual meeting. We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the annual meeting on May 21, 2026. We will have technicians available to assist you. If you have difficulty accessing the annual meeting please follow the instructions at the annual meeting website to connect with a technician via phone.
Following the annual meeting, for a period of one year, we will make available a replay of the entire annual meeting on our investor relations website https://investor.pinterestinc.com.
What constitutes a quorum?
A quorum of stockholders is necessary to transact business at the annual meeting. A quorum exists if the holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote are represented at the annual meeting, either by attending and voting at the annual meeting or by proxy. Abstentions and broker non-votes, if any, will be counted in determining if there is a quorum. If there is no quorum, either the chairperson of the annual meeting or the holders of a majority of the voting power of the shares entitled to vote who are present or represented at the annual meeting may adjourn the annual meeting to another date.
Voting information
Who is eligible to vote?
Only stockholders of record at the close of business on the record date are entitled to vote at the annual meeting. As of the record date, there were 496,121,510 shares of Class A common stock and 79,679,925 shares of Class B common stock outstanding and entitled to vote.

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How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has twenty votes per share. Our Class A common stock and Class B common stock will vote together as a single class on all matters to be voted upon at the annual meeting.
How can I vote?
Your voting options depend on how you hold your shares. You may vote as follows if you are a stockholder of record as of the record date or if you hold your shares in street name and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote these shares through www.proxyvote.com:
•At the annual meeting, by following the log in procedures described above and completing the online form during the annual meeting.
•Before the annual meeting, online, by going to www.proxyvote.com and following the prompts.
Otherwise, stockholders who hold their shares in street name should follow the voting instructions received from their broker, bank or other agent. If you received a paper copy of the proxy materials, you may also vote by mail (by completing, signing and dating the enclosed proxy card or voting instruction card and returning it promptly in the envelope provided) or over the phone.
You can vote over the phone or online until 11:59 p.m. Eastern Time on the day before the annual meeting. If you vote by mail, your proxy or voting instruction card, as applicable, must be received by the day before the annual meeting. You may still attend and vote at the annual meeting even if you have already voted by proxy.
How can I change my vote?
You can revoke your proxy at any time before the final vote at the annual meeting. You can also change your vote by attending and voting at the annual meeting. Please note that simply attending the annual meeting will not, by itself, revoke your proxy. In addition:
•If you are the beneficial owner, you can also change your vote or revoke your voting instruction by following the instructions provided by the broker, bank or other agent through which your shares are held.
•If you are the stockholder of record, you can also change your vote or revoke your proxy by submitting a new proxy card that bears a later date, by submitting new proxy instructions over the phone or online or by sending a timely written notice that you are revoking your proxy to the Corporate Secretary at the company’s address (see page 70 of this Proxy Statement). Such notice will be considered timely if it is received by the day before the annual meeting.
Who will count the votes?
Votes will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”), and the board has appointed Broadridge to serve as our independent inspector of election.
What if I am a record holder and I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the board’s recommendations below. If you do not submit a proxy or vote at the annual meeting, your shares will not be voted.
What if I am a street-name holder and I do not submit voting instructions?
You may instruct your broker, bank or other agent on how to vote your shares by following the instructions they provided with the proxy materials. If you do not do so, your broker, bank or other agent may in some cases vote the shares in their discretion, but they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals. Whether a broker, bank or other nominee has discretion to vote the shares on uninstructed matters is subject to NYSE rules and a final determination by NYSE. If you do not provide voting instructions and the broker, bank or other agent elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Therefore, you are encouraged to return your voting instructions so that your shares are voted at the annual meeting.

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What vote is necessary to approve each proposal and what are the board’s recommendations?
The following table sets forth the voting requirements for each proposal being voted on at the annual meeting and the board’s recommendations.

Effect of
Proposal		Board Recommendation	Required Vote	Withholding / Abstentions	Broker Non-Votes

1	Election of directors	“FOR” each nominee	Plurality of votes cast (nominees that receive the most FOR votes will be elected)[1]	No effect	Not counted as a vote cast and so no effect

2	Non-binding advisory vote on the compensation of our named executive officers	“FOR”	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter[2]	Same as a vote AGAINST	Not counted as entitled to vote and so no effect

3	Non-binding advisory vote on the frequency of future advisory votes to approve our named executive officers’ compensation.	“ONE YEAR”	Majority of the voting power of the shares represented at the meeting entitled to vote on the matter[2]	Same as a vote AGAINST all options	Not counted as entitled to vote and so no effect

4	Ratification of selection of Ernst & Young	“FOR”	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter[2]	Same as a vote AGAINST	Not counted as entitled to vote and so no effect

1 As set forth in our bylaws, the required vote is the plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors. In accordance with our director resignation policy, any incumbent director nominee who receives a greater number of “withhold/abstention” votes than “for” votes is expected to tender their resignation for consideration by the Board.
2 As set forth in our bylaws, the required vote is the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of Pinterest present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Each nominee has consented to be a candidate and to serve if elected. Although the board has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the board may designate a substitute nominee or reduce the size of the board. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).
What if other business comes before the annual meeting?
We do not expect any other business to properly come before the annual meeting; however, if any other business should properly come before the annual meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment.
How can I find out the voting results?
We will announce the preliminary voting results at the annual meeting. Final voting results will be published on a Form 8-K that we expect to file with the SEC within four business days after the annual meeting.
Proxy material information
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a paper copy of the full set of proxy materials?

74	Pinterest 2026 Proxy Statement

Other matters
In accordance with SEC rules, and in order to expedite our stockholders’ receipt of proxy materials, lower Pinterest’s costs and reduce the environmental impact of the annual meeting, we are making our proxy materials available to stockholders primarily over the internet. As a result, we are mailing a notice of the internet availability of the proxy materials to our stockholders instead of a paper copy of the full set of proxy materials. As explained in the notice, you can view our proxy materials and vote online by visiting www.proxyvote.com and having available the 16-digit control number contained in your notice. If you received a notice, you will not receive a printed copy of the proxy materials unless you request one by following the instructions provided in the notice.
Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing and mailing of the proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the street-name holders of our common stock.
What if I receive multiple notices or proxy or voting instruction cards?
If you received more than one notice of internet availability or proxy or voting instruction card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the notices, cards or forms to ensure that all of your shares are voted.
How can I sign up to receive future proxy materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting. To sign up for electronic delivery, please visit www.proxyvote.com. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your bank, broker or other agent through which you hold your shares. Once you sign up, you will not receive a printed copy of the proxy materials unless you request them.
What is householding?
SEC rules permit us, with your permission, to send a single set of proxy materials, including the notice of internet availability, Proxy Statement and annual report, to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, we have not instituted this procedure, but may do so in the future. A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household or if you are receiving multiple copies of the proxy materials but wish to receive a single copy in the future. These options are available to you at any time. If you receive a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of the notice of internet availability, Proxy Statement or annual report, you may also submit a request to our Corporate Secretary by mail at the company’s address (see page 70 of this Proxy Statement) or by phone at (415) 762-7100, and we will promptly send you the requested materials.
How can I get a paper copy of Pinterest’s annual report?
A copy of our 2025 annual report on Form 10-K is available without charge upon written request to the Corporate Secretary at the company’s address (see page 70 of this Proxy Statement).

Pinterest 2026 Proxy Statement	75

Appendix A - Information regarding Non-GAAP financial measures
This Proxy Statement contains the following non-GAAP measures of financial performance, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow.
To supplement our consolidated financial statements presented in accordance with GAAP, we consider these financial measures which are not based on any standardized methodology prescribed by GAAP.
We use these non-GAAP financial measures to evaluate our operating results and for financial and operational decision-making purposes. We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, payroll tax expense related to share-based compensation, legal settlement expense and non-cash charitable contributions. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
We believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude.
We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry.
These measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example,
•Adjusted EBITDA excludes:
•certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future; and
•share-based compensation expense and related payroll tax expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
In addition, free cash flow does not reflect our future contractual commitments arising from purchases of property and equipment.
Because of these limitations, you should consider non-GAAP financial measures alongside other financial performance measures, and our other financial results presented in accordance with GAAP. The following table presents a

76	Pinterest 2026 Proxy Statement

reconciliation of each non-GAAP financial measure used in this proxy statement, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Year Ended December 31,
	2025	2024	2023
Net income (loss)	$416,855	$1,862,106	$(35,610)
Net income (loss) margin	10%	51%	(1)%
Depreciation and amortization	25,151	21,266	21,509
Share-based compensation	880,463	765,795	647,860
Payroll tax expense related to share-based compensation(1)	30,984	30,787	24,131
Interest (income) expense, net	(110,493)	(127,003)	(105,439)
Other (income) expense, net	(15,514)	19,215	(3,799)
Provision for (benefit from) income taxes (2)	29,035	(1,574,501)	19,170
Legal settlement(3)		34,650	—
Restructuring charges	—	—	126,882
Non-cash charitable contributions	13,495	—	12,890
Adjusted EBITDA	$1,269,976	$1,032,315	$707,594
Adjusted EBITDA margin	30%	28%	23%
(1)We began excluding payroll tax expense related to share-based compensation from Adjusted EBITDA in the fourth quarter of 2024 because these taxes are variable due to our stock price and other factors outside our control and therefore are not reflective of our ongoing business operations or the underlying trends in our business. Accordingly, although payroll tax expense related to share-based compensation is a cash expense that we will continue to incur in the future, we believe excluding this expense provides investors with a better understanding of the performance of our core business and serves as a tool for investors to use in comparing our core business operating results over multiple periods with other companies in our industry. Prior period amounts have been restated to conform to this presentation.
(2)Provision for (benefit from) income taxes includes $1,597.0 million related to the release of our valuation allowance on our U.S. federal and state, excluding California, deferred tax assets during the fourth quarter of 2024. Refer to Note 10 to our consolidated financial statements for further information.
(3)On November 1, 2024, we reached a settlement to resolve pending litigation relating to allegations concerning the early development of Pinterest. We recorded legal settlement expense of $34.7 million, net of insurance proceeds, for the year ended December 31, 2024, which we have excluded from Adjusted EBITDA because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.

FREE CASH FLOW

	Year Ended December 31,
	2025	2024	2023
Reconciliation of free cash flow
Net cash provided by operating activities	$1,284,264	$964,594	$612,961
Less:
Purchases of property and equipment	(32,375)	(24,606)	(8,063)
Free cash flow	$1,251,889	$939,988	$604,898

Pinterest 2026 Proxy Statement	77

Headquarters
651 Brannan Street
San Francisco, California 94107
(415) 762-7100
Investor Relations Website
investor.pinterestinc.com

SCAN TO
VIEW MATERIALS & VOTE

PINTEREST, INC.
651 BRANNAN STREET
SAN FRANCISCO, CA 94107

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PINS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88260-P48387

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINTEREST, INC.

The Board of Directors recommends you vote "FOR" each nominee in Proposal 1, "ONE YEAR" for Proposal 3 and "FOR" Proposals 2 and 4:

1. Elect the following Class I nominees for director to hold office until the 2029 annual meeting and until their successors have been duly elected and qualified, or until their office is otherwise vacated:

Nominees:	**For**	**Against**	**Abstain**
1a. Chip Bergh	☐	☐	☐
1b. Gokul Rajaram	☐	☐	☐
1c. Emily Reuter	☐	☐	☐
1d. Marc Steinberg	☐	☐	☐

	For	**Against**	**Abstain**
2. Approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Approve, on a non-binding advisory basis, the frequency of future advisory votes to approve our named executive officers' compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88261-P48387

PINTEREST, INC.
Annual Meeting of Stockholders
May 21, 2026 8:00 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Bill Ready, Wanji Walcott and Julia Brau Donnelly, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PINTEREST, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on May 21, 2026, virtually at www.virtualshareholdermeeting.com/PINS2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in accordance with the discretion of the proxies as to any other matters that are properly presented. If properly executed, but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side